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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Under Rule 14a-12
HEALTH NET, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HEALTH NET,
INC.

NOTICE OF
2002 ANNUAL
MEETING
AND
PROXY
STATEMENT

March 30, 2002

Dear Stockholders:

        It is a pleasure to invite you to attend the 2002 Annual Meeting of Stockholders of Health Net, Inc. to be held simultaneously via the Internet at www.health.net and at the company's offices located at 21281 Burbank Boulevard in Woodland Hills, California 91367 on Thursday, May 23, 2002, at 10:00 a.m. (PDT).

        Each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement will be discussed during the meeting and stockholders who attend in person will have an opportunity to ask questions. A report on our business operations will be presented at the meeting.

        It is important that you vote your shares whether or not you plan to attend the meeting. We urge you to carefully review the Proxy Statement and to vote your choices either via the Internet or on the enclosed card. Please sign, date and return your proxy card in the envelope provided as soon as possible or complete a proxy card over the Internet at www.computershare.com/us/proxy. If you do attend the meeting in person, your proxy can be revoked at your request.

    Sincerely,

    Jay M. Gellert
     President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        Health Net, Inc. will hold its 2002 Annual Meeting of Stockholders on Thursday, May 23, 2002 at 10:00 a.m. (PDT) simultaneously via the Internet at www.health.net and at the company's offices at 21281 Burbank Boulevard in Woodland Hills, California 91367, for the following purposes:

  1.
  To elect ten directors to serve a one-year term until the 2003 Annual Meeting of Stockholders.

  2.
  To ratify the selection of Deloitte & Touche LLP as Health Net's independent public accountants.

  3.
  To approve the Health Net, Inc. 2002 Stock Option Plan.

  4.
  To act upon any other matters that may properly come before the meeting.

        The Board of Directors has fixed Monday, March 25, 2002 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting.

        At the annual meeting, each share of Class A Common Stock, par value $.001 per share, of Health Net represented at the annual meeting will be entitled to one vote on each matter properly brought before the annual meeting. Jay M. Gellert and B. Curtis Westen have been appointed as proxy holders, with full rights of substitution, for the holders of Class A Common Stock.

                      By Order of the Board of Directors,

                      B. Curtis Westen, Esq.
                       Senior Vice President, General Counsel and Secretary

March 30, 2002

YOUR VOTE IS IMPORTANT

        All stockholders are cordially invited to attend the 2002 Annual Meeting of Stockholders of Health Net, Inc. either in person or via the Internet. However, to ensure your representation at the annual meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the enclosed self-addressed, postage-paid envelope or, alternatively, fill out the proxy card over the Internet at www.computershare.com/us/proxy. If you attend the annual meeting in person, you may vote at the meeting even if you have previously returned a proxy.

PROXY STATEMENT

General; Voting of Shares

        The accompanying proxy is solicited by the Board of Directors of Health Net, Inc. (the "Company" or "Health Net") for use at its 2002 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 23, 2002 at 10:00 a.m. (PDT) simultaneously via the Internet at www.health.net and at the Company's offices at 21281 Burbank Boulevard, Woodland Hills, California 91367, and at any adjournments or postponements thereof. The Company expects to mail this proxy statement and accompanying proxy card beginning on or about March 30, 2002 to give holders of Class A Common Stock, par value $.001 per share ("Class A Common Stock"), of the Company of record on March 25, 2002 (the "Record Date") an opportunity to vote at the Annual Meeting.

        The Annual Meeting will be held simultaneously via the Internet and in person. Participation at the Annual Meeting via the Internet will consist of live sound and real-time access to printed material. To attend the Annual Meeting via the Internet, a stockholder should log on to www.health.net on Thursday, May 23, 2002 and follow the instructions provided under the "Investor Relations" section of the site. Stockholders will not be permitted to vote over the Internet during the Annual Meeting.

        Only holders of record of Class A Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. Each share of Class A Common Stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the Annual Meeting. The Company's by-laws require that the holders of a majority of the total number of shares entitled to vote be present in person or by proxy in order for the business of the Annual Meeting to be transacted. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Attendance at the Annual Meeting over the Internet will not be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

        In voting, please specify your choices by marking the appropriate spaces on the enclosed proxy card, signing and dating the card and returning it in the accompanying envelope or, alternatively, by completing a proxy card over the Internet at www.computershare.com/us/proxy before 5:00 p.m. (CDT) on May 21, 2002. Voting over the Internet will not be permitted after 5:00 p.m. (CDT) on Tuesday, May 21, 2002. If no directions are given and either the signed card is returned or the Internet proxy card is submitted, then the proxy holders will vote the shares for the election of all listed nominees, for the adoption of the Health Net, Inc. 2002 Stock Option Plan described below and in accordance with the directors' recommendations or as stated on the proxy card for the other subjects listed on the proxy card, and at their discretion on any other matters that may properly come before the meeting.

        Instructions on how to submit a proxy via the Internet are located on the attachment to the proxy card included with this proxy statement. The Internet voting procedures are designed to authenticate stockholders of the Company by use of a control number located on the attachment to the proxy card included herewith. If you hold your shares through a bank, broker or other holder of record, check the information provided by that entity to determine which voting options are available to you. Please be aware that any costs related to voting over the Internet, such as Internet access charges and telecommunications costs, will be your responsibility.

Revocability of Proxies

        Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a subsequently dated proxy relating to the same shares of Class A Common Stock and delivering it to the Secretary of the Company or submitting it electronically via the Internet at www.computershare.com/us/proxy before 5:00 p.m. (CDT) on May 21, 2002, or by attending the Annual Meeting in person and voting such shares during the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any subsequently dated proxy or written notice revoking a proxy should be sent to the Secretary of Health Net, Inc., at its executive offices at 21650 Oxnard Street, Woodland Hills, California 91367 or if a subsequently dated proxy is submitted electronically, it should be sent via the Internet before 5:00 p.m. (CDT) on May 21, 2002 using the web site at www.computershare.com/us/proxy.

Shares Outstanding

        As of the Record Date, the Company had outstanding 124,143,194 shares of Class A Common Stock. Each share of Class A Common Stock is entitled to one vote.

Solicitation

        The Company will bear the entire cost of the solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional materials furnished to stockholders. Proxies may be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such service. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians that hold shares of Class A Common Stock of record for beneficial owners for forwarding to such beneficial owners. The Company has also engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies. This firm will be paid a fee of approximately $12,500 and will be reimbursed for expenses incurred in connection with such engagement. The Company may also reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.

        Your vote is important. Please return a proxy card (or fill out the Internet proxy) promptly so your shares can be represented, even if you plan to attend the Annual Meeting in person. Highlights of the Annual Meeting and the voting results will be included in the Company's Quarterly Report on Form 10-Q for the second quarter ended June 30, 2002.

INTRODUCTION

        Health Net is an integrated managed care organization which administers the delivery of managed health care services. The Company was formerly named "Foundation Health Systems, Inc." and changed its name to "Health Net, Inc." in November 2000. The Company's health maintenance organizations ("HMOs"), insured preferred provider organizations and government contracts subsidiaries provide health benefits to approximately 5.5 million individuals in 15 states through group, individual, Medicare, Medicaid and TRICARE programs. The Company's subsidiaries also offer managed health care products related to behavioral health, dental, vision and prescription drugs, and offer managed health care product coordination for multi-region employers and administrative services for medical groups and self-funded benefits programs. The Company operates and conducts its HMO and other businesses through its subsidiaries.

        The Company's current operations are a result of the merger transaction (the "FHS Combination") involving the Company (then named Health Systems International, Inc. ("HSI")) and Foundation Health Corporation ("FHC") which was consummated on April 1, 1997.

        The mailing address of the Company's principal executive offices is 21650 Oxnard Street, Woodland Hills, California 91367.

PROPOSAL 1—ELECTION OF DIRECTORS

        At the annual meeting, stockholders will elect ten directors. The nominees are J. Thomas Bouchard, Governor George Deukmejian, Thomas T. Farley, Gale S. Fitzgerald, Patrick Foley, Jay M. Gellert, Roger F. Greaves, Richard W. Hanselman, Richard J. Stegemeier and Bruce G. Willison. Each director will be elected for a one-year term and will hold office until the 2003 Annual Meeting of Stockholders. Each elected director will continue in office until such director's successor is elected and has been qualified, or until such director's earlier death, resignation or removal.

        Previously the Board of Directors of the Company was divided into three separate classes that were "staggered" so that each class of directors was elected every third year. At the 2001 Annual Meeting of Stockholders, the stockholders voted in favor of a proposal to amend and restate Health Net's certificate of incorporation to eliminate the separation of Health Net's Board of Directors into three separate classes and to replace it with a Board of Directors that is elected on an annual basis. In 2001 the Company filed the amendment and restatement of its certificate of incorporation as so approved by its stockholders, and the classified board provisions of Health Net's certificate of incorporation were eliminated. As a result, the terms of all directors of the Company expire at the 2002 Annual Meeting of Stockholders and, beginning with the 2002 Annual Meeting of Stockholders, all directors of Health Net are elected for one-year terms.

        Health Net's by-laws provide that the persons receiving a plurality of the votes cast, up to the number of directors to be elected, shall be elected. Abstentions will not be counted as votes cast and will have no effect on the vote for directors. Stockholders eligible to vote at the annual meeting do not have cumulative voting rights with respect to the election of directors. Since only ten nominees have been named, proxies cannot be voted for a number of persons greater than ten. Shares represented by proxies marked "withhold authority" for one or more nominees will be counted as a negative vote.

        It is expected that the nominees named above will stand for election at the 2002 Annual Meeting of Stockholders, but if any of the nominees declines or is unable to do so, the proxies will be voted for another person or persons designated by the Committee on Directors of the Board of Directors of the Company.

The Board of Directors recommends a vote
FOR each named nominee.

Director Nominees

        The Company's certificate of incorporation provides for directors to be elected on an annual basis. The certificate of incorporation further provides that the Board of Directors will consist of not less than three nor more than twenty members, the exact number to be determined in accordance with the Company's by-laws. The by-laws provide that the exact number of directors shall be fixed from time to time by the Board of Directors. The Board of Directors currently consists of eleven members. Raymond S. Troubh, a current member of the Board of Directors, is not eligible to stand for re-election at the 2002 Annual Meeting of Stockholders and will be retiring from the Board of Directors at that time. The Company has decided not to nominate a successor, and, accordingly, the number of members constituting the Board of Directors has been fixed at ten effective upon the date of the 2002 Annual Meeting of Stockholders.

        The ten nominees were designated for election, pursuant to the by-laws, by the Committee on Directors of the Board of Directors of the Company. Each of the nominees has consented to serve as a director if elected. The following table sets forth certain information with respect to the nominees and the non-continuing director:

NOMINEES

Name	Principal Occupation or Employment	Age	New Term to Expire
J. Thomas Bouchard	Former Senior Vice President, Human Resources of International Business Machines Corporation	61	2003
Gov. George Deukmejian	Former Partner of Sidley Austin Brown & Wood and former Governor of the State of California	73	2003
Thomas T. Farley	Senior Partner of Petersen & Fonda, P.C.	67	2003
Gale S. Fitzgerald	Former Chair and Chief Executive Officer of Computer Task Group, Inc.	51	2003
Patrick Foley	Former Chairman, President and Chief Executive Officer of DHL Airways, Inc., and Director of various companies	70	2003
Jay M. Gellert	President and Chief Executive Officer of the Company	48	2003
Roger F. Greaves	Former Co-Chairman of the Board of Directors, Co-President and Co-Chief Executive Officer of the Company and Director of various companies	64	2003
Richard W. Hanselman	Chairman of the Board of the Company and Director and Consultant to various companies	74	2003
Richard J. Stegemeier	Chairman Emeritus of the Board of Directors of Unocal Corporation	73	2003
Bruce G. Willison	Dean of the Anderson School of the University of California at Los Angeles	53	2003

NON-CONTINUING DIRECTOR

Name	Principal Occupation or Employment	Age	Existing Term to Expire
Raymond S. Troubh	Financial Consultant to and Director of various companies	75	2002

Information Concerning Current Members of the Board of Directors and Nominees

        Mr. Bouchard became a director of the Company upon consummation of the FHS Combination. Previously, he served as a director of HSI since January 1994, upon consummation of the merger transaction involving H.N. Management Holdings, Inc. and QualMed, Inc. ("QualMed") which created HSI (the "HSI Combination"). Mr. Bouchard served as a director of QualMed from May 1991 until February 1995. From October 1994 to July 2000, Mr. Bouchard served as Senior Vice President, Human Resources of International Business Machines Corporation. From June 1989 until October 1994, Mr. Bouchard served as Senior Vice President & Chief Human Resources Officer of U.S. West, Inc., a diversified global communications company, and prior to that time he was Senior Vice President-Human Resources and Organization for United Technologies Corp. Mr. Bouchard previously served on the Board of Directors of the LPA Labor Policy Association and on the Board of Trustees of the American Indian College Fund and Concept 5 Technologies. Mr. Bouchard is currently a director of Nordstrom fsb (formerly Nordstrom National Credit Bank) and Manpower, Inc.

        Mr. Deukmejian became a director of the Company upon consummation of the FHS Combination. Previously, he served as a director of HSI since January 1994, upon consummation of the HSI Combination. Mr. Deukmejian served as a director of QualMed from April 1992 until February 1995. From February 1991 through June 1999, Mr. Deukmejian was a partner in the law firm of Sidley Austin Brown & Wood, Los Angeles, California. From July 1999 to June 2000, Mr. Deukmejian was senior counsel to Sidley Austin Brown & Wood. Mr. Deukmejian served as Governor of the State of California for two terms, from January 1983 to January 1991. Mr. Deukmejian also served the State of California as Attorney General from 1979 to 1982, as a State Senator from 1967 to 1978 and as a State Assemblyman from 1963 to 1966. Mr. Deukmejian was a director of Burlington Northern Santa Fe Corporation, a railroad company, from September 1995 until April 2001, and was a director of one of its predecessors, Santa Fe Corporation, from January 1991 until September 1995. Mr. Deukmejian is also a director of The Keith Companies.

        Mr. Farley became a director of the Company upon consummation of the FHS Combination. Previously, he served as a director of HSI since January 1994, upon consummation of the HSI Combination. Mr. Farley served as a director of QualMed from February 1991 until February 1995 and is a senior partner in the law firm of Petersen & Fonda, P.C., Pueblo, Colorado. Mr. Farley was formerly President of the governing board of Colorado State University, the University of Southern Colorado and Ft. Lewis College and Chairman of the Colorado Wildlife Commission. He served as Minority Leader of the Colorado House of Representatives from 1967 to 1975. Mr. Farley was a director of the Public Service Company of Colorado, a public gas and electric company, from 1983 to 1997 and is a director/advisor of Wells Fargo Bank of Pueblo. Mr. Farley is a member of the Board of Regents of Santa Clara University, a Jesuit institution, and a director of Colorado Public Radio.

        Ms. Fitzgerald became a director of the Company in March 2001. From October 1994 to June 2000, Ms. Fitzgerald served as Chair and Chief Executive Officer of Computer Task Group, Inc. ("CTG"), an international information technology (IT) services firm. Ms. Fitzgerald served as President and Chief Operating Officer of CTG from July 1993 to October 1994, and served as Senior Vice President of CTG's northeast region from 1991 to July 1993. Prior thereto, Ms. Fitzgerald served in various capacities at International Business Machines Corporation ("IBM"), culminating in serving as

Vice President of IBM's professional services. Ms. Fitzgerald is a director of Diebold, Inc. Ms. Fitzgerald is also Vice Chair of the Board of Directors of Kaleida Health System in western New York and serves on the Board of Directors of the Information Technology Association of America ("ITAA"), where she is also the Chair of the Information Technology Services Division of ITAA.

        Mr. Foley became a director of the Company in April 1997 upon consummation of the FHS Combination. Mr. Foley served as a director of FHC from 1996 until the FHS Combination. Mr. Foley served as Chairman and Chief Executive Officer of DHL Airways, Inc. from September 1988 to July 1999. Mr. Foley is also a director of Continental Airlines, Glenborough Realty Trust, Del Monte Foods and Flextronics International.

        Mr. Gellert was elected to the Board of Directors of the Company in February 1999. He became President and Chief Executive Officer of the Company in August 1998. Previously Mr. Gellert served as President and Chief Operating Officer of the Company from May 1997 until August 1998. From April 1997 to May 1997, Mr. Gellert served as Executive Vice President and Chief Operating Officer of the Company. Mr. Gellert served as President and Chief Operating Officer of HSI from June 1996 until March 1997. He served on the Board of Directors of HSI from June 1996 to April 1997. Prior to joining HSI, Mr. Gellert directed Shattuck Hammond Partners Inc.'s strategic advisory engagements in the area of integrated delivery systems development, managed care network formation and physician group practice integration. Prior to joining Shattuck Hammond Partners Inc., Mr. Gellert was an independent consultant, and from 1988 to 1991, he served as President and Chief Executive Officer of Bay Pacific Health Corporation. From 1985 to 1988, he was Senior Vice President and Chief Operating Officer for California Healthcare System. Mr. Gellert has been a director of Ventas, Inc. since August 2001.

        Mr. Greaves became a director of the Company in April 1997 upon consummation of the FHS Combination. Mr. Greaves served as a director of HSI from January 1994 until the FHS Combination. Mr. Greaves served as Co-Chairman of the Board of Directors, Co-President and Co-Chief Executive Officer of the Company from January 1994 (upon consummation of the HSI Combination) until March 1995. Prior to January 1994, Mr. Greaves served as Chairman of the Board of Directors, President and Chief Executive Officer of H.N. Management Holdings, Inc. (a predecessor to the Company) since its incorporation in June 1990. Mr. Greaves currently serves as Chairman of the Board of Directors of Health Net of California, Inc. ("HN California"), a subsidiary of the Company. Mr. Greaves also served a prior term as Chairman of the Board of Directors of HN California, and concurrently served as President and Chief Executive Officer of HN California. Prior to joining HN California, Mr. Greaves held various management roles at Blue Cross of Southern California, including Vice President of Human Resources and Assistant to the President, and held various management positions at Allstate Insurance Company from 1962 until 1968. Mr. Greaves is a founding member of (and continues to serve in an advisory capacity to) the Board of Governors of California State University at Long Beach.

        Mr. Hanselman became a director of the Company in April 1997 upon consummation of the FHS Combination and became Chairman of the Board of Directors in May 1999. Mr. Hanselman served as a director of FHC from 1990 until the FHS Combination. He has been a corporate director of and consultant to various companies since 1986. Mr. Hanselman is a director of Arvin Meritor, Inc., is chairman of a small privately-held company and serves on the Boards of two other privately-held companies.

        Mr. Stegemeier became a director of the Company in April 1997 upon consummation of the FHS Combination. Mr. Stegemeier served as a director of FHC from 1993 until the FHS Combination. He is Chairman Emeritus of the Board of Directors of Unocal Corporation and served as Chairman and Chief Executive Officer of Unocal Corporation from July 1988 until his retirement in May 1994.

Mr. Stegemeier previously served as a director of Northrop Grumman Corporation and Sempra Energy, and is currently a director of Montgomery Watson Harza (a private company).

        Mr. Troubh became a director of the Company in April 1997 upon consummation of the FHS Combination. Mr. Troubh is not eligible to stand for re-election at the 2002 Annual Meeting of Stockholders and will be retiring from the Board of Directors at that time. Mr. Troubh served as a director of FHC from 1991 until the FHS Combination. He is a financial consultant in New York City and a former Governor of the American Stock Exchange. Mr. Troubh served as a general partner of Lazard Freres & Co., an investment banking firm. Mr. Troubh is also a director of ARIAD Pharmaceuticals, Inc., Diamond Offshore Drilling, Inc., Enron Corp., General American Investors Company, Hercules Incorporated, Starwood Hotels and Resorts, Inc., Triarc Companies, Inc. and WHX Corporation. Mr. Troubh was a director of Olsten Corporation ("Olsten") until March 2000, at which time he became a director of Gentiva Health Services ("Gentiva") in connection with the sale by Olsten of certain business lines to Adecco SA and the accompanying transfer of Olsten's health services business to Gentiva. He is also a Trustee of Petrie Stores Liquidating Trust.

        Mr. Willison became a director of the Company in December 2000. Since July 1999, Mr. Willison has served as Dean of the Anderson School of the University of California at Los Angeles. From April 1996 to October 1998, Mr. Willison served as President and Chief Operating Officer of H.F. Ahmanson, Inc. (Home Savings of America). Prior thereto, Mr. Willison was Chairman, President and Chief Executive Officer of First Interstate Bank of California from February 1991 to April 1996. Mr. Willison is also a director of Nordstrom, Inc. and Kookmin Bank (previously named H&CB, Inc.) (Seoul, South Korea).

EXECUTIVE OFFICERS

        The following sets forth certain biographical information with respect to the current executive officers of the Company, and all individuals who served as an executive officer of the Company during 2001.

Name	Age	Position
Jay M. Gellert	48	President and Chief Executive Officer
Jeffrey J. Bairstow	43	President of Government and Specialty Services Division
Steven P. Erwin	58	Former Executive Vice President and Chief Financial Officer
Karin D. Mayhew	51	Senior Vice President of Organization Effectiveness
Timothy J. Moore, M.D.	45	Senior Vice President and Chief Medical Officer
Marvin Rich	56	Executive Vice President, Finance and Operations
Cora Tellez	52	President of Health Plans Division
Gary S. Velasquez	41	President of Business Transformation and Innovation Services Division
B. Curtis Westen, Esq.	41	Senior Vice President, General Counsel and Secretary

        Mr. Gellert became President and Chief Executive Officer of the Company in August 1998. Previously, Mr. Gellert served as President and Chief Operating Officer of the Company from May 1997 until August 1998. From April 1997 to May 1997, Mr. Gellert served as Executive Vice President and Chief Operating Officer of the Company. Mr. Gellert served as President and Chief Operating Officer of HSI from June 1996 until March 1997. He served on the Board of Directors of HSI from June 1996 to April 1997. Mr. Gellert has been a director of the Company since March 1999. Prior to joining HSI, Mr. Gellert directed Shattuck Hammond Partners Inc.'s strategic advisory engagements in the area of integrated delivery systems development, managed care network formation and physician group practice integration. Prior to joining Shattuck Hammond Partners Inc., Mr. Gellert was an independent consultant, and from 1988 to 1991, he served as President and Chief Executive Officer of Bay Pacific Health Corporation. From 1985 to 1988, Mr. Gellert was Senior Vice President and Chief Operating Officer for California Healthcare System. Mr. Gellert has been a director of Ventas, Inc since August 2001.

        Mr. Bairstow became President of the Company's Government and Specialty Services Division in November 1999. Mr. Bairstow served as President of Specialty Services from February 1999 until November, 1999. Previously, Mr. Bairstow served as Executive Vice President and Chief Financial Officer of HN California, the Company's California health maintenance organization, from February 1998 until February 1999. Before joining the Company, Mr. Bairstow held the dual position of Chief Operating Officer of America Service Group, Inc. ("ASG"), a provider of managed care services, and President and Chief Executive Officer of the operating subsidiary of ASG from November 1996 to February 1998. Prior to that date, Mr. Bairstow held the position of President of Managed Health Network, Inc., the Company's behavioral health subsidiary, from October 1995 to November 1996. From August 1991 to October 1995 Mr. Bairstow served as Vice President of Finance/Chief Operating Officer of Vendell Healthcare. Prior thereto, Mr. Bairstow served as Senior Vice President for Operations and Vice President for Finance of Park Healthcare Company from August 1986 to August 1991.

        Mr. Erwin became Executive Vice President and Chief Financial Officer of the Company in March 1998, and served in such capacity until January 28, 2002, at which time he resigned from all of his officer positions with the Company. From 1994 until 1997, he served as Executive Vice President and Chief Financial Officer for U.S. Bancorp, a major superregional bank holding company based in Portland, Oregon. U.S. Bancorp was acquired by First Bank System in 1997. From 1987 to 1994, Mr. Erwin served as Treasurer of Boston-based BayBanks, Inc. BayBanks was a major retail bank in

Boston. Mr. Erwin is also a member of the Board of Directors and Compensation Committee and Chairman of the Audit Committee of Innoveda, Inc., a Marlborough, Massachusetts-based technology company. Innoveda, Inc. is a leading supplier of software tools designed to solve the integrated circuit engineering problems caused by increasing chip complexity.

        Ms. Mayhew became Senior Vice President of Organization Effectiveness of the Company in January 2001. Ms. Mayhew served as Senior Vice President of Human Resources of the Company from April 1999 to January 2001. Prior to joining the Company, Ms. Mayhew served as Senior Vice President, Organization Development of Southern New England Telecommunications Company ("SNET"), a northeast regional information, entertainment and telecommunications company based in Connecticut. SNET was acquired by SBC Communications, Inc. in October 1998. Prior thereto, Ms. Mayhew served in various capacities at SNET, including Vice President, Human Resources, since 1972.

        Dr. Moore became Senior Vice President and Chief Medical Officer of the Company in January 2001. Dr. Moore served as Senior Vice President and Chief Medical Officer for the Company's northeast operations from November 1998 to January 2001. Before joining the Company, Dr. Moore served as Vice President of Health Systems Integration at Humana Inc. from March 1996 to November 1998. Prior thereto, Dr. Moore served as a clinical consultant for Towers Perrin Integrated Health Systems, a Minneapolis-based international consulting practice.

        Mr. Rich became Executive Vice President of Finance and Operations of the Company in January 2002. Mr. Rich served as President of WebMD from January 2000 to September 2001 and as Chief Administrative Officer of Oxford Health Plans from March 1998 to December 1999. Mr. Rich also served as Executive Vice President, Finance & Systems of Kmart from 1994 to 1998.

        Ms. Tellez became President of the Company's Health Plans Division in January 2001. Ms. Tellez served as President of the Company's Western Division from January 2000 to January 2001 and as President of the Company's California Division from November 1998 through December 1999. Formerly, Ms. Tellez served as President and Chair of Prudential Healthcare Plan of California, Inc., responsible for operations in California, Colorado and Arizona. Prior to joining Prudential in 1997, Ms. Tellez served as Senior Vice President and regional Chief Executive Officer of Blue Shield of California. Ms. Tellez began her career in health care in 1978 with Kaiser Foundation Health Plan, where she held several executive positions during her 16-year tenure, culminating in leading its Hawaii Region. Currently, Ms. Tellez serves as a member of the Board of Directors of several organizations, including Golden State Bancorp Inc., Catellus Development Corporation, Institute for Medical Quality, Mills College, California Business Roundtable, Philippine International Aid and The Institute for the Future, in Menlo Park, California.

        Mr. Velasquez became President of the Company's Business Transformation and Innovation Services Division in January 2001. Mr. Velasquez served as President of the Company's New Ventures Group from November 1999 to January 2001. Mr. Velasquez served as President of the Company's Government Operations Division from consummation of the FHS Combination through November 1999 and as President of the Company's Specialty Services Division from September 1997 through November 1999. Prior to the FHS Combination, Mr. Velasquez served as President and Chief Operating Officer of FHC's California HMO. Prior to this position, Mr. Velasquez served as President and Chief Operating Officer of FHC's managed behavioral health care organization and as President and Chief Operating Officer of Specialty Services for FHC. Prior to joining FHC, Mr. Velasquez served as Chief Financial Officer/General Manager of Managed Health Network, Inc. (now a Company subsidiary). He also served as Vice President, Controller of Equicor.

        Mr. Westen became Senior Vice President, General Counsel and Secretary of the Company upon consummation of the FHS Combination. Mr. Westen served as Senior Vice President, General Counsel and Secretary of HSI since April 1995. Mr. Westen also serves as a director of certain subsidiaries of the Company. Mr. Westen has served as Senior Vice President, General Counsel and Secretary of QualMed since February 1994, and served as Vice President of Administration of QualMed from June 1993 until February 1994. Since February 1995, he has served as a director of QualMed. Mr. Westen served as Assistant General Counsel and Assistant Secretary of QualMed since joining QualMed in March 1992 until June 1993. From September 1986 until March 1992 Mr. Westen was an attorney with the firm of Lord, Bissell & Brook in Chicago, Illinois.

Certain Relationships and Related Party Transactions

        The following information relates to transactions during 2001 between the Company and certain directors and executive officers of the Company.

        Mr. Bouchard, a director of the Company, is also a director of Manpower, Inc. The Company paid Manpower, Inc. $10,664 in 2001 for various temporary labor services.

        Ms. Tellez, President of Health Plans Division of the Company, serves as a director of California Business Roundtable and The Institute for the Future, each a non-profit entity of which the Company is a member. The Company paid $25,000 in membership dues to each of to these organizations in 2001.

        Since January 1, 1998, each of the following current and former executive officers of the Company received one-time loans from the Company in the amounts indicated in connection with their hire, promotion or relocation: Jeffrey Bairstow ($150,000), Steven Erwin ($125,000), Karin Mayhew ($300,000), Timothy Moore ($50,000), Cora Tellez ($400,000) and B. Curtis Westen ($250,000). The loans accrue interest at the prime rate and each is payable upon demand by the Company in the event of a voluntary termination of employment of the respective officer or termination for Cause (as defined in their respective employment agreements).

        With respect to the loans provided to Messrs. Erwin and Westen and to Mmes. Mayhew and Tellez, the principal and interest of the loans will be forgiven by the Company at varying times after the date of hire, promotion or relocation of the respective officers. A loan will be forgiven prior to such time in the event the respective officer's employment is terminated involuntarily without Cause, voluntarily due to Good Reason following a Change of Control (each as defined in their respective employment agreements), or due to death or disability.

        With respect to the loans provided to Messrs. Bairstow and Moore, principal of the loans is to be repaid in various increments from future annual bonuses that may become payable to such individuals; provided that in the event a bonus for a given year is not sufficient to pay such principal amount due, then the portion of such principal amount not so repaid will be carried forward to the following year. In the event that any principal balance remains after five years (for Mr. Bairstow) or after three years (for Mr. Moore), then such remaining principal will become due in full at such time. The principal of such loans is also due in full in the event the individual's employment is terminated for any reason, and in the event a severance payment is due to the individual in connection with such termination, the severance payment will be reduced in an amount sufficient to pay the amount due under the loan.

        Income incurred by an officer due to interest on all of such loans (but not the principal) being forgiven is "grossed up" by the Company to cover the income taxes due upon such interest forgiveness. As of March 15, 2002, the remaining principal under each of the loans is as follows: Jeffrey Bairstow ($150,000), Steven Erwin ($0), Karin Mayhew ($240,000), Timothy Moore ($50,000), Cora Tellez ($0) and B. Curtis Westen ($0).

ACTIVITIES OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

        Members of the Board of Directors are elected by the holders of Class A Common Stock of the Company and represent the interests of all stockholders. The Board of Directors meets periodically to review significant developments affecting the Company and to act on matters requiring board approval. Although the Board of Directors delegates many matters to others, it reserves certain powers and functions to itself.

        The Company's Board of Directors met a total of eleven times in 2001. Each member of the Board of Directors of the Company was present for 75% or more of the total number of meetings of such Board of Directors held in 2001 (during the period he/she served as a director) and of all committees of such Board of Directors held in 2001 on which he/she served (during the period he/she served).

Committees of the Board of Directors

        The by-laws of the Company establish the following committees of the Board of Directors: the Audit Committee, the Committee on Directors, the Compensation and Stock Option Committee (the "Compensation Committee") and the Finance Committee. The by-laws further provide that additional committees may be established by resolution adopted by a majority of the Board, and in December of 2000, the Board of Directors so established the Technology/Infrastructure Committee by resolution. A majority of the Board of Directors selects the directors to serve on the committees of the Board of Directors.

        Audit Committee.    The Audit Committee of the Board of Directors of the Company currently consists of Messrs. Deukmejian, Farley, Stegemeier (Chairman) and Willison, each of whom is an "independent director" as that term is defined in the New York Stock Exchange Listed Company Manual. This committee is directed to review the scope, cost and results of the independent audit of the Company's books and records, the results of the annual audit with management and the internal auditors and the adequacy of the Company's accounting, financial and operating controls; to recommend annually to the Board of Directors the selection of the independent auditor; to approve the appointment or removal of the independent auditor; to consider proposals made by the Company's independent auditor for consulting work; to oversee the Company's compliance with certain regulatory programs to deter fraud and abuse; and to report to the Board of Directors, when so requested, on any accounting or financial matters. The Company's Audit Committee held nine meetings in 2001.

        Committee on Directors.    The Committee on Directors of the Board of Directors of the Company currently consists of Messrs. Deukmejian (Chairman), Greaves, Hanselman and Willison. The Committee on Directors is responsible for reviewing qualifications of individuals suggested as possible candidates for election as directors of the Company. In connection with that responsibility, the Committee on Directors nominated for re-election each of the ten nominees for re-election. The Committee on Directors considers suggestions from many sources, including stockholders, regarding possible candidates for director. Stockholders who wish to propose nominations for directors for consideration at the 2003 Annual Meeting of Stockholders may do so in accordance with the procedures described below under "REQUIREMENTS AND PROCEDURES FOR SUBMISSION OF PROXY PROPOSALS AND NOMINATIONS OF DIRECTORS BY STOCKHOLDERS—Nominations for the Board of Directors." The Company's Committee on Directors held four meetings in 2001.

        Compensation and Stock Option Committee.    The Compensation Committee currently consists of Messrs. Bouchard (Chairman), Farley, Foley and Troubh. Each of such members is an "outside director" as such term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The by-laws and the policies of the Board of Directors direct the Compensation

Committee: (a) to recommend to the Board of Directors the compensation, including direct regular compensation, stock options or other appropriate incentive plans, and perquisites, if any, of the two most highly compensated Corporate Officers (as defined in the by-laws) of the Company, which recommendations are subject to ratification, modification or rejection by the Board of Directors; (b) to approve the compensation, including direct regular compensation, stock options or other appropriate incentive plans, and perquisites, if any, of up to thirty-five senior officers of the Company and its subsidiaries, including the two Corporate Officers covered in (a) above, which senior officers are designated by the Compensation Committee in consultation with management; (c) to review and approve, on a general policy level basis only, the compensation and benefits architecture for officers and employees other than those covered in (a) and (b) above, based on management's presentation of all relevant factors of proposed actions in totality, and advise the Board of Directors of actions taken, and such compensation and benefit matters shall be deemed within the Compensation Committee's general oversight; (d) to recommend to the Board of Directors corporate-wide policies with respect to direct regular compensation, stock options or other appropriate incentive plans, and perquisites, if any; (e) to administer and implement the Company's stock option or other stock-based and equity-based benefit plans (the "Plans"), including the review and approval of all grants thereunder; (f) to fulfill the purposes of the Plans including, without limitation, through the conditional grant of options and other benefits under the Plans; (g) to recommend to the Board of Directors any revisions or additions to the Plans; (h) to recommend to the Board of Directors appropriate actions with respect to modification, revision or termination of trusteed employee benefit or welfare plans (such as 401(k) or pension plans), with action with respect to such trusteed plans being reserved to the Board of Directors; and (i) to review and report to the Board of Directors, when so requested, on any compensation matter. In 2001, the Company's Compensation Committee held six meetings.

        Finance Committee.    The Finance Committee of the Board of Directors of the Company currently consists of Messrs. Foley, Greaves (Chairman), Stegemeier and Troubh and Ms. Fitzgerald. This committee is directed and empowered to review the Company's investment policies and guidelines; monitor performance of the Company's investment portfolio; in coordination with the Audit Committee, review the Company's financial structure and operations in light of the Company's long-term objectives; and review and recommend to the Board of Directors appropriate action on proposed acquisitions and divestitures. Among other responsibilities, the Committee establishes appropriate authority levels for various officials of the Company with respect to mergers and acquisitions transactions, divestiture transactions and capital expenditures. The Committee also reviews and recommends appropriate action with respect to the Company's short- and long-term debt structure. The Company's Finance Committee held five meetings in 2001.

        Technology/Infrastructure Committee.    The Board of Directors created the Technology/Infrastructure Committee, which currently consists of Messrs. Foley, Greaves (Chairman) and Willison and Ms. Fitzgerald. The purpose of this committee is to review and consult with management regarding the Company's various technology and infrastructure plans and activities. The Company's Technology/Infrastructure Committee held six meetings in 2001.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON
EXECUTIVE COMPENSATION FOR FISCAL YEAR 2001

Introduction and Background

        The following report is provided in accordance with the rules of the Securities and Exchange Commission and covers compensation policies applicable to the executive officers of Health Net, Inc. (the "Company") during 2001. The report has been approved by the members of the Compensation and Stock Option Committee of the Board of Directors of the Company (the "Compensation Committee").

        During 2001, the Compensation Committee was comprised of "outside directors" (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")). Messrs. Bouchard (Chairman), Farley, Foley and Troubh served on the Compensation Committee during 2001. As of the date of this report, the Compensation Committee continues to be comprised of these four members.

        Under the Company's by-laws, the Compensation Committee is responsible for recommending to the Board of Directors the compensation levels of the Chief Executive Officer and the most highly compensated officer other than the Chief Executive Officer. The Compensation Committee is also responsible for approving the compensation levels of certain other senior executives, including the "Named Executive Officers" listed below in the Summary Compensation Table. The Compensation Committee is also responsible for the administration of the Company's stock option and other stock-based and equity-based plans.

Compensation Philosophy

        The Compensation Committee designed the current compensation system to include three components: base salary, short-term incentive pay in the form of an annual cash incentive opportunity and long-term equity-based incentive compensation. Compensation decisions were based upon competitive market pay practices, corporate or unit performance and individual contributions. The Compensation Committee, with the assistance of independent consultants, developed target compensation levels based on a comprehensive analysis of pay practices of a group of eight publicly traded health care organizations with annual revenues ranging from $4.3 billion to $25.7 billion. These companies comprise the "Selected Peer Group" in the stock performance graph set forth later in this proxy statement. The Compensation Committee also considers data from national compensation surveys.

        The Compensation Committee's philosophy is to establish base salaries slightly below the market median, but to provide an opportunity for total cash compensation (base salary plus annual cash incentive) to reach the top quartile based on superior corporate performance. In this way, the Compensation Committee seeks to have a significant portion of annual compensation at risk. The Compensation Committee uses stock options to directly align executives' long-term financial interests with the stockholders and advance the interests of the Company by attracting and retaining talented executives. Stock option grants are positioned to provide total compensation at the 75th percentile based on corporate performance. Stock options are considered effective long-term incentives by the Compensation Committee because an executive receives a gain only if the Company's stock value increases and its stockholders also receive a gain. The Compensation Committee intends to continue to use stock options as the primary element of long-term compensation for the Company's executive officers.

        Stock options granted in 1998 and later provide for termination of the options and a "clawback" of realized gains if the executive joins a competitor of the Company within six months after termination of employment. The options also include a provision prohibiting any activities competitive to the Company for a period of up to twelve months post-termination, depending on the optionee's level in the organization.

Base Salary

        Mr. Gellert's annual base salary was increased to $700,000 in February 2001, which approximates the 25th percentile of the selected peer group. In February 2002, the Compensation Committee decided to make no changes to Mr. Gellert's annual base salary or to the base salaries of the other Named Executive Officers in light of the general economic downturn.

Annual Cash Incentive

        The Compensation Committee adopted an Executive Officer Incentive Plan (the "Incentive Plan"), effective January 1, 2000, that was approved at the 2000 Annual Meeting of Stockholders. Payments under the Incentive Plan to "covered employees" within the meaning of Section 162(m) of the Code will constitute "qualified performance-based compensation" within the meaning of U.S. Treasury regulations promulgated thereunder. The Executive Officer Incentive Plan had two financial goals for 2001: an earnings per share goal and another profitability-based goal. The earnings per share goal was achieved. Because the other profitability-based goal was not met, the Compensation Committee determined not to award an incentive payment to the Chief Executive Officer for 2001.

Stock Options

        During 2001, the Company granted stock options to the Chief Executive Officer and the other Named Executive Officers. In determining the number of options to be granted, the Compensation Committee considered the advice of outside consultants, which was based upon the competitive practices at the group of peer companies, internal equity and each individual executive's position and potential for helping the Company to achieve its long-term objectives. These options vest over three years and have a ten-year term. In determining the number of options to be granted, the Compensation Committee considered the totality of circumstances and the advice of outside consultants, which was based upon the competitive practices at the group of peer companies, internal equity and each individual executive's position and potential for helping the Company to achieve its long-term objectives. All of such options granted to the Named Executive Officers have exercise prices equal to the fair market value of the underlying shares on the date of grant. The stock option granted to the Chief Executive Officer for 2001 covered 650,000 shares.

Severance Arrangements

        Under the form of Severance Payment Agreement adopted by the Compensation Committee in 1998, the Named Executive Officers are entitled to receive a lump sum payment equal to between one and three times base salary plus, for a period of between one and three years, continued health and welfare benefit coverage upon termination of their employment, such amounts and coverage periods being dependent on the nature of the termination.

        In addition, the Company provides benefits for the Named Executive Officers and other senior executives in the event of a change in control. The Named Executive Officers would receive a lump sum payment equal to three times base salary plus, for a period of three years, continued health and welfare benefit coverage if involuntarily terminated (or constructively terminated) within two years after a change in control under the Severance Payment Agreement. In addition, vesting of stock options held by the Named Executive Officers, including Mr. Gellert, accelerates upon a change in control pursuant to the terms of the Company's stock option plans.

        If the benefits provided under the Severance Payment Agreement constitute parachute payments under Section 280G of the Internal Revenue Code and are subject to the excise tax imposed by

Section 4999 of the Internal Revenue Code, the Named Executive Officers would receive (i) a payment sufficient to pay such excise taxes and (ii) an additional payment sufficient to pay the taxes arising as a result of such payments.

        In the event of Mr. Gellert's involuntary termination other than for cause or his involuntary (or constructive) termination within two years following a change in control, he would receive a $5 million severance benefit. Under the Company's standard Severance Payment Agreement, terminated executives are precluded from competing with the Company for a period of up to one year post-termination, depending on the applicable circumstances. Mr. Gellert is also precluded from competing with the Company for a period of up to one year post-termination under his severance arrangement with the Company.

Compensation Deductibility Policy

        The Compensation Committee's policy with respect to the tax deductibility of compensation in excess of $1 million payable to each of the Named Executive Officers is to comply with the requirements of Section 162(m) of the Code applicable to qualified performance-based compensation to the extent such compliance is practicable and in the best interest of the Company and its stockholders.

                      J. Thomas Bouchard, Chairman
                      Thomas T. Farley
                      Patrick Foley
                      Raymond S. Troubh
                      Dated: March 11, 2002

Stock Performance Graph

        The following graph compares the performance of the Company's Class A Common Stock with the performance of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index") and a peer group index from December 31, 1996 (the last trading day of 1996) to December 31, 1997, 1998, 1999, 2000 and 2001. The graph assumes that $100 was invested on December 31, 1996 in each of the Class A Common Stock, the S&P 500 Index and the peer group index, and that all dividends were reinvested.

        The Company has created a peer group index that includes the following companies: Aetna, Inc., Columbia/HCA Healthcare Corporation, Humana Inc., Oxford Health Plans, Inc., PacifiCare Health Systems, Inc., Tenet Healthcare Corporation, United Healthcare Corporation and WellPoint Health Networks Inc. The peer group index weighs the constituent companies' stock performance on the basis of market capitalization at the beginning of the period.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG HEALTH NET, INC.,
S&P 500 INDEX AND PEER GROUP INDEX
FROM DECEMBER 31, 1996 TO DECEMBER 31, 2001

	Health Net, Inc.	S&P's 500 Index	Selected Peer Group
December 31, 1996	$100	$100	$100
December 31, 1997	$90	$133	$86
December 31, 1998	$48	$171	$84
December 31, 1999	$40	$208	$80
December 31, 2000	$106	$189	$133
December 31, 2001	$88	$166	$144

Total Return
Stock Price Plus Reinvested Dividends

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The following tables and descriptive materials set forth separately, for the fiscal years indicated, each component of compensation paid or awarded to, or earned by, (i) Mr. Gellert, the Chief Executive Officer of the Company during 2001 and (ii) each of the four other most highly compensated executive officers of the Company serving as of the end of the 2001 calendar year (all such persons collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation				Awards	Payouts
Name and Principal Position with the Company in 2000	Year	Salary($) (1)	Bonus ($)	Other Annual		Securities Underlying Options/ SARs(#)	LTIP Payouts ($)	All Other Compensation ($)
Jay M. Gellert President and Chief Executive Officer	2001 2000 1999	686,923 586,539 500,000	0 0 0	69,853 78,348 80,077	(2) (4) (5)	650,000 500,000 0	0 0 0	711 630 894	(3) (3) (3)
Gary S. Velasquez President of BTIS Division	2001 2000 1999	452,154 393,269 350,000	0 186,667 183,750	12,000 12,000 12,000	(6) (6) (6)	160,000 100,000 0	0 0 0	5,570 2,059 5,426	(7) (8) (9)
Cora Tellez President & CEO — Health Plans Division	2001 2000 1999	452,154 393,269 350,000	0 186,667 183,750	85,290 85,896 80,235	(10) (12) (14)	300,000 100,000 0	0 0 0	216,021 328,250 2,199	(11) (13) (15)
Steven P. Erwin Former Executive VP & CFO	2001 2000 1999	434,769 393,269 350,000	0 186,667 122,500	12,000 12,000 12,000	(6) (6) (6)	160,000 100,000 0	0 0 0	8,332 159,185 108,617	(16) (17) (18)
B. Curtis Westen Sr. VP, General Counsel & Secretary	2001 2000 1999	434,769 393,269 350,000	0 186,667 122,500	12,000 12,000 12,000	(6) (6) (6)	160,000 100,000 0	0 0 0	104,889 105,194 167,869	(19) (20) (21)

(1)
Includes amounts deferred pursuant to the Company's Deferred Compensation Plan and Profit Sharing and 401(k) Plans.

(2)
Represents $56,828 paid for housing and travel benefits, including the tax gross-up on such items, $12,000 as an automobile allowance and $1,025 for miscellaneous benefits.

(3)
Represents premiums paid by the Company on a life insurance policy.

(4)
Represents $66,348 paid for housing and travel benefits, including the tax gross-up on such items, and $12,000 as an automobile allowance.

(5)
Represents $65,337 paid for housing and travel benefits, including the tax gross-up on such items, $12,000 as an automobile allowance and $2,740 for miscellaneous benefits.

(6)
Represents amounts paid as an automobile allowance.

(7)
Represents matching contributions under the Company's 401(k) Plan of $5,100 and premiums paid by the Company on a life insurance policy of $470.

(8)
Represents matching contributions under the Company's 401(k) Plan of $1,636 and premiums paid by the Company on a life insurance policy of $423.

(9)
Represents matching contributions under the Company's 401(k) Plan of $4,800 and premiums paid by the Company on a life insurance policy of $626.

(10)
Represents $73,290 paid for housing and travel benefits, including the tax gross-up on such items, and $12,000 as an automobile allowance.

(11)
Represents matching contributions under the Company's 401(k) Plan of $2,025, loan principal and interest forgiven by the Company, including a tax gross-up of the interest, of $203,957, financial counseling expenses of $9,569 and premiums paid by the Company on a life insurance policy of $470.

(12)
Represents $73,896 paid for housing and travel benefits, including the tax gross-up on such items, and $12,000 as an automobile allowance.

(13)
Represents matching contributions under the Company's 401(k) Plan of $2,539, loan principal and interest forgiven by the Company, including a tax gross-up of the interest, of $325,288 and premiums paid by the Company on a life insurance policy of $423.

(14)
Represents $68,235 paid for housing and travel benefits, including the tax gross-up on such items, and $12,000 as an automobile allowance.

(15)
Represents matching contributions under the Company's 401(k) Plan of $1,573 and premiums paid by the Company on a life insurance policy of $626.

(16)
Represents premiums paid by the Company on a life insurance policy of $457, relocation-related expenses of $760, financial counseling expenses of $6,401 and club membership fees of $714.

(17)
Represents premiums paid by the Company on a life insurance policy of $423, relocation-related expenses of $157,488 and club membership fees of $1,274.

(18)
Represents premiums paid by the Company on a life insurance policy of $626, relocation-related expenses of $99,101, financial counseling expenses of $7,746 and club membership fees of $1,144.

(19)
Represents matching contributions under the Company's 401(k) Plan of $4,862, loan principal and interest forgiven by the Company, including a tax gross-up of the interest, of $97,385, financial counseling expenses of $766, club membership fees of $1,419 and premiums paid by the Company on a life insurance policy of $457.

(20)
Represents matching contributions under the Company's 401(k) Plan of $4,978, loan principal and interest forgiven by the Company, including a tax gross-up of the interest, of $96,406, premiums paid by the Company on a life insurance policy of $423 and miscellaneous benefits of $3,387.

(21)
Represents matching contributions under the Company's 401(k) Plan of $4,800, loan principal and interest forgiven by the Company, including a tax gross-up of the interest, of $134,578, relocation-related expenses of $6,478, club membership fees of $21,387 and premiums paid by the Company on a life insurance policy of $626.

Option Grants in 2001

        The following table summarizes option grants made in 2001 to the Named Executive Officers of the Company.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(b)
Name	Number of Securities Underlying Options/SARs Granted (#) (a)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price (a) ($/share)	Expiration Date
					5% ($)	10% ($)
Jay M. Gellert	650,000	11.9%	$23.02	2/9/2011	$9,410,150	$23,847,168
Gary S. Velasquez	160,000	2.9%	$23.02	2/9/2011	$2,316,345	$5,870,072
Cora Tellez	300,000	5.5%	$23.02	2/9/2011	$4,343,146	$11,006,385
Steven P. Erwin	160,000	2.9%	$23.02	2/9/2011	$2,316,345	$5,870,072
B. Curtis Westen	160,000	2.9%	$23.02	2/9/2011	$2,316,345	$5,870,072

(a)
All options granted in 2001 to the Named Executive Officers were non-qualified stock options granted pursuant to the Company's 1997 Stock Option Plan. All such grants provide for vesting of 33 1/3% of the options shares on each of the first three anniversaries of the date of grant (which was February 9, 2001), subject to accelerated vesting in certain change in control situations, and have a ten year term. All 2001 grants to the Named Executive Officers were at an exercise price equal to the closing sales price of the Class A Common Stock on the New York Stock Exchange on the date on which such grants were made.

(b)
The potential gains shown are net of the option exercise price and do not include the effect of any taxes associated with the exercise. The amounts shown are the assumed rates of appreciation only, and do not constitute projections of future stock price performance, and may not necessarily be realized. Actual gains, if any, on stock option exercises depend on the future performance of the Class A Common Stock, continued employment of the optionee through the term of the option and other factors.

Option Exercises in 2001

        The following table summarizes the number and value of options exercised during 2001, as well as the number and value of unexercised options as of December 31, 2001, held by the Named Executive Officers of the Company.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARs as of December 31, 2001(a)		Value of Unexercised In-the-Money Options/SARs as of December 31, 2001(b)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable(c)	Unexercisable	Exercisable	Unexercisable
Jay M. Gellert	0	N/A	700,000	1,650,000	0	$11,171,250
Gary S. Velasquez	0	N/A	216,600	460,000	0	$3,154,500
Cora Tellez	0	N/A	200,000	400,000	$1,590,500	$1,314,000
Steven P. Erwin	0	N/A	175,000	460,000	0	$3,154,500
B. Curtis Westen	0	N/A	212,000	460,000	0	$3,154,500

(a)
The exercise price of outstanding options held at December 31, 2001 ranges from $9.00 to $35.25 per share. All options held by the Named Executive Officers have exercise prices equal to the fair market value of the underlying shares on the date of grant.

(b)
Based on the difference between the closing price of $22.14 of Class A Common Stock on the New York Stock Exchange on December 31, 2001 (the last trading day in 2001) and the option exercise price.

(c)
Under the terms of the Company's Second Amended and Restated 1991 Stock Option Plan, all outstanding options on October 1, 1996 of Mr. Gellert became exercisable on October 1, 1996 as a result of approval by the Board of Directors of the FHS Combination. Under the terms of the employment agreement between Mr. Velasquez and FHC, options granted to Mr. Velasquez under the FHC 1990 Stock Option Plan and outstanding as of such date became exercisable on April 1, 1997 upon consummation of the FHS Combination.

Supplemental Executive Retirement Programs

        The Company maintains a Supplemental Executive Retirement Plan ("SERP") for executives of the Company and its affiliates who have been selected for participation by the Company's President and approved by the Compensation Committee. Upon termination of employment, other than termination of employment for cause or death, a SERP plan participant will receive his or her vested benefit under the SERP. A participant becomes 10% vested in his or her benefit after 5 years of service, 20% after 6 years, 40% after 7 years, 60% after 8 years, 80% after 9 years and 100% after 10 years. Generally, in the case of a participant who has attained age 62 and has at least 15 years of service, the participant's benefit is equal to 50% times the participant's average base salary (and annual bonus, unless at the time of the bonus award the Compensation Committee determines that the bonus is not to be includible compensation for purposes of the SERP) during the 60-month period preceding the participant's date of employment termination, minus an amount attributable to the participant's social security benefit and employer-provided benefits under the Company's qualified and nonqualified plans. Participants must accrue at least 5 years of service to receive a partial benefit and participants with less than 15 years of service at age 62 will receive a reduced benefit. If a married participant terminates employment because of the participant's death, then the participant's surviving spouse will receive a death benefit generally equal to what the participant's benefit would have been had he or she retired on the date of his or her death. Mr. Erwin has an accelerated benefit accrual schedule for the SERP under his employment arrangement with the Company.

        Monthly accrued benefits payable at age 62 and accrued through December 31, 2001 under this SERP program for the Named Executive Officers are: Mr. Gellert, $5,964; Mr. Velasquez, $2,659; Ms. Tellez, $3,399; Mr. Erwin, $13,938; and Mr. Westen, $2,288.

        The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age (62 years) under the Company's SERP, before deducting the amounts attributable to the participant's social security benefit and employer-provided benefits under the Company's qualified and nonqualified plans, which amounts are subtracted from the payments made to each such participant as set forth above:

	Years of Service
Base Pay Plus Bonus
	5	10	15	20
400,000	67,000	134,000	200,000	200,000
525,000	88,000	175,000	263,000	263,000
650,000	109,000	217,000	325,000	325,000
775,000	130,000	259,000	388,000	388,000
900,000	150,000	300,000	450,000	450,000
1,025,000	171,000	342,000	513,000	513,000
1,150,000	192,000	384,000	575,000	575,000
1,275,000	213,000	425,000	638,000	638,000
1,400,000	234,000	467,000	700,000	700,000
1,525,000	255,000	509,000	763,000	763,000

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

        Employment Agreement with Mr. Gellert.    Mr. Gellert has a revised Employment Letter Agreement with the Company dated August 22, 1997, which was amended as of March 2, 2001 (as so amended, the "Gellert Agreement"). Under the Gellert Agreement, Mr. Gellert is eligible to participate in various insurance, stock option, pension, incentive compensation and other fringe benefit plans and programs of the Company. Mr. Gellert also is reimbursed for reasonable business expenses in performing his duties.

        The Gellert Agreement provides Mr. Gellert with two potential severance arrangements. If during a two-year period following a "change-of-control" transaction, the Company terminates the employment of Mr. Gellert or he voluntarily resigns for "good reason" (each as defined in the Gellert Agreement) he will receive severance pay of $5 million; provided that, under the current arrangements such severance pay may not exceed the applicable limitations under Section 280G of the Code (to avoid penalty taxes and deduction limitations on "excess parachute payments") but the Company agrees to consider in good faith proposals to restructure such pay in the event such pay is limited by Section 280G. However, the Board of Directors approved an amendment to the severance arrangements which provides that if the change-of-control benefits provided under the Gellert Agreement constitute parachute payments under Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, Mr. Gellert shall receive (i) a payment sufficient to pay such excise taxes and (ii) an additional payment sufficient to pay the taxes arising as a result of such payments. Such amendment will take effect upon execution by Mr. Gellert. If the Company terminates the employment of Mr. Gellert other than following a change-of-control and other than for "just cause" (each as defined in the Gellert Agreement), Mr. Gellert will be also entitled to receive a severance payment equal to $5 million.

        Employment Agreement with Mr. Velasquez.    Pursuant to the FHS Combination, the Company assumed the Employment Letter Agreement between Foundation Health Corporation and Mr. Velasquez dated May 1, 1996 (the "Velasquez Agreement"). Under the Velasquez Agreement, Mr. Velasquez is eligible to participate in various insurance, stock option, pension, incentive compensation and other fringe benefit plans and programs of the Company. Mr. Velasquez is also reimbursed for reasonable business expenses in performing his duties.

        Severance payment provisions contained in the Velasquez Agreement that related to change of control of the Company were superseded by the Severance Payment Agreement dated December 4, 1998 which was entered into between the Company and Mr. Velasquez, as amended in 2001. See "Severance Agreement" below for a description of the agreement as so amended.

        Employment Agreement with Ms. Tellez.    Ms. Tellez has an Employment Letter Agreement with the Company dated November 16, 1998 (the "Tellez Agreement"). Under the Tellez Agreement, Ms. Tellez is eligible to participate in various insurance, stock option, pension, incentive compensation and other fringe benefit plans and programs of the Company. Under the agreement she was also provided a one-time loan in the amount of $400,000 (with interest accrued at the prime rate), the principal and interest of which loan were to be forgiven by the Company one-half on each of the first and second anniversaries of Ms. Tellez' date of hire. The loan was restructured in 1999 such that the principal and interest would be forgiven one-half on each of the second and third anniversaries of Ms. Tellez' date of hire. Accordingly, one-half of the principal and interest of such loan was forgiven in 2000 and the remaining one-half was forgiven in 2001. See "Certain Relationships and Related Transactions" above for additional information regarding this one-time loan to Ms. Tellez.

        The Tellez Agreement also provides that the Company shall afford to Ms. Tellez, in lieu of relocation benefits, a furnished business apartment in Woodland Hills, California and air travel as required between Woodland Hills and Oakland, California for the duration of her employment with the Company.

        Severance payment provisions contained in the Tellez Agreement were superseded by the Company's Severance Payment Agreement dated December 4, 1998 which was entered into between the Company and Ms. Tellez, as amended in 2001. See "Severance Agreement" below for a description of the agreement as so amended.

        Employment Agreement with Mr. Erwin.    Mr. Erwin had an Employment Letter Agreement with the Company dated March 11, 1998 (the "Erwin Agreement"), which was superseded by a Separation, Waiver and Release Agreement (the "Erwin Separation Agreement") entered into with the Company in March 2002. As of January 28, 2002, Mr. Erwin is no longer serving as Executive Vice President and Chief Financial Officer of the Company. Mr. Erwin's employment with the Company will terminate on January 1, 2003, and Mr. Erwin will have three months after his termination date to exercise his vested Company stock options. Under the Erwin Agreement, Mr. Erwin was eligible to participate in various insurance, stock option, pension, incentive compensation and other fringe benefit plans and programs of the Company. Under the agreement he was also provided a one-time loan in the amount of $125,000 (with interest accrued at the prime rate), the principal and interest of which loan were to be forgiven by the Company in full on the first anniversary of Mr. Erwin's date of hire. The loan was restructured in 1999 such that the loan would remain outstanding until such time as mutually agreed upon by the Company and Mr. Erwin, at which time the principal and interest would be forgiven in full. Such principal and interest was forgiven in full in March 2002. See "Certain Relationships and Related Transactions" above for additional information regarding this one-time loan to Mr. Erwin.

        Severance payment provisions contained in the Erwin Agreement were superseded by the Erwin Separation Agreement. Contingent upon Mr. Erwin entering into a future waiver and release at the time his employment with the Company terminates on January 1, 2003, the Erwin Separation Agreement provides Mr. Erwin with a one-time lump sum payment equal to 21 months of Employee's base annual salary in effect as of January 28, 2002 and continued medical and dental insurance coverage for twenty-one (21) months following his termination from the Company. However, in the event of a change of control (as defined therein) prior to his termination, Mr. Erwin would instead receive a one-time lump sum payment equal to 33 months of Employee's base annual salary in effect as of January 28, 2002 and continued medical insurance coverage for 33 months following his termination from the Company. During Mr. Erwin's continued employment with the Company, he will continue to participate in the SERP, and in the event of a change in control, he would become fully vested in the SERP in the same manner as if he had reached age 62 and had been employed for 15 years.

        Employment Agreement with Mr. Westen.    Mr. Westen has an Employment Letter Agreement with the Company dated June 25, 1998 (the "Westen Agreement"). Under the Westen Agreement, Mr. Westen is eligible to participate in various insurance, stock option, pension, incentive compensation and other fringe benefit plans and programs of the Company. Under the agreement he was also provided a one-time loan in the amount of $250,000 (with interest accrued at the prime rate), the principal and interest of which loan are to be forgiven by the Company one-third on each of the first, second and third anniversaries of the Westen Agreement. Accordingly, one-third of the principal and interest of such loan was forgiven in each of 1999, 2000 and 2001. See "Certain Relationships and Related Transactions" above for additional information regarding this one-time loan to Mr. Westen.

        The Company and Mr. Westen have entered into the Company's Severance Payment Agreement dated December 4, 1998, which superseded a prior severance agreement between the Company and Mr. Westen. See "Severance Agreement" below for a description of the agreement as so amended.

        Severance Agreement.    The Company has entered into a severance payment agreement (the "Severance Payment Agreement") with each of the Named Executive Officers, other than Mr. Gellert (who has his own individualized severance arrangement) and Mr. Erwin (who also has his own individualized severance arrangement). Under the Severance Payment Agreement, the executive would receive a one-time lump sum payment of three times base salary plus, for a period of three years, continued health and welfare benefit coverage if involuntarily terminated (or constructively terminated) within two years after a change in control (as defined therein). In 2001, the Compensation Committee approved an amendment to the Severance Payment Agreement which provides that if the change in control benefits provided under the Severance Payment Agreement constitute parachute payments under Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, the covered executives shall receive (i) a payment sufficient to pay such excise taxes and (ii) an additional payment sufficient to pay the taxes arising as a result of such payments. The Severance Payment Agreement originally provided that change in control benefits are subject to reduction to the extent such reduction would improve the executive's after-tax position by eliminating any excise taxes otherwise imposed on the executive under the parachute payment provisions of the Code. Upon execution of the 2001 amendment by the executives, the amended Severance Payment Agreement superseded the original Severance Payment Agreement terms. Under the Severance Payment Agreements, terminated executives are precluded from competing with the Company for a period of up to one year post-termination, depending on the applicable circumstances, and must enter into a Waiver and Release of Claims in order to receive severance payments.

Compensation Committee Interlocks and Insider Participation

        Decisions regarding the Company's executive compensation are made by the Compensation Committee. In 2001, the Compensation Committee consisted of Messrs. Bouchard (Chairman), Farley, Foley and Troubh. Each of these members is an "outside director" (within the meaning of Section 162(m) of the Code).

        No related party transactions between the Company and any of the foregoing members of the Compensation Committee of the Company occurred in 2001, except for the following: Mr. Bouchard, a director of the Company, is also a director of Manpower, Inc., and the Company paid Manpower, Inc. $10,664 in 2001 for various temporary labor services.

DIRECTORS' COMPENSATION FOR 2001

        During 2001, the annual retainer payable to non-employee directors of the Company was $30,000 per year, and each non-employee director who chaired the Audit Committee, Compensation Committee, Committee on Directors, Finance Committee or Technology/Infrastructure Committee was eligible to receive an additional annual retainer of $5,000. Such non-employee directors also received a $2,000 fee for each meeting of the Board of Directors attended, and a $1,000 fee for each committee meeting attended. In lieu of these retainer and meeting fees, Mr. Hanselman receives $10,000 per month for his services as Chairman of the Board of Directors of the Company. No fees are paid to employees of the Company for service as a director.

        In addition, in 2001 non-employee directors of the Company participated in the Company's Third Amended and Restated Non-Employee Director Stock Option Plan (the "Director Plan"), which was approved by the Company's stockholders at the 1997 Annual Meeting of Stockholders and which provides for initial grants and automatic annual grants of nonqualified stock options to such directors. Each such grant entitles the optionee to purchase 7,500 shares of Class A Common Stock at an exercise price equal to the fair market value of Class A Common Stock on the date of such grant. Each grant vests as to 33 1/3% of the shares each year on the anniversary of the date of the grant, provided that the options become immediately exercisable in the event of a "change in control" of the Company, as defined in the Director Plan. Under the Director Plan, 500,000 shares of Class A Common Stock have been reserved for grant.

        On May 4, 2001, options to purchase 7,500 shares at an exercise price of $20.60 per share were thereby granted to each of Messrs. Bouchard, Deukmejian, Farley, Foley, Greaves, Hanselman, Stegemeier and Troubh pursuant to the annual grant formula provisions of the Director Plan. In addition, on March 2, 2001, an option to purchase 7,500 shares at an exercise price of $22.18 per share was granted to Ms. Fitzgerald in connection with her appointment to the Board of Directors, pursuant to the formula provisions of the Director Plan. Mr. Willison and Ms. Fitzgerald were also granted an option to purchase 2,918 shares and 1,295 shares, respectively, on May 4, 2001 at an exercise price of $20.60 per share pursuant to the annual grant formula provisions of the Director Plan (which annual grants were pro-rated since each such director received his/her initial grant within twelve months of the annual grant).

        The Company maintains a deferred compensation plan pursuant to which both officers and non-employee directors are eligible to defer up to 100% of their compensation. The compensation deferred under such plan is credited with earnings or losses measured by the rate of return on investments elected by plan participants. Each plan participant is fully vested in all deferred compensation and earnings credited to his or her account.

        In 2001, the Company offered non-employee directors the opportunity to elect to receive stock options in lieu of all or a portion of their annual retainer to be earned for the period July 1, 2001 to June 30, 2002. Under the terms of the election, options were valued at 49% of the exercise price on the date of grant (June 30, 2001) and the resulting number of shares was increased by 20%. Options were issued with an exercise price equal to the fair market value of the stock on the grant date ($17.40). Options vest after one year (or on the earlier death or disability of the director) and have a ten-year term. Directors who chose to participate were required to make their elections by June 30, 2001. Each of Messrs. Bouchard, Greaves and Willison made such elections, foregoing $10,000, $30,000 and $30,000 of their annual retainer fees, respectively, and were granted options covering 1,407 shares, 4,222 shares and 4,222 shares, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        Set forth below is a tabulation indicating those persons or groups that are known to the Company to be the beneficial owners of more than five percent of the outstanding shares of the Company's Class A Common Stock as of the Record Date. The information in the table and the related notes is based on statements filed by the respective beneficial owners with the Securities and Exchange Commission pursuant to Sections 13(d) and 13(g) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Legg Mason, Inc 100 Light Street Baltimore, MD 21202	17,239,744	(3)	13.95%
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	14,326,300	(4)	11.59%
AXA Financial, Inc. and related entities(5) 1290 Avenue of the Americas New York, New York 10104	11,270,514	(5)	9.1%
Vanguard Windsor Funds — Windsor Fund 100 Vanguard Blvd. Malvern, PA 19355	10,798,560	(6)	8.74%

(1)
Unless otherwise indicated, beneficial ownership consists of sole power to vote or direct the vote and sole power to dispose or direct the disposition of the shares listed, subject to community property laws where applicable.

(2)
Represents the percentage of outstanding shares of Class A Common Stock beneficially owned as set forth in the statements on Schedule 13D and Schedule 13D, as applicable, filed by the respective beneficial owners with the Securities and Exchange Commission.

(3)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2002. Legg Mason, Inc. ("Legg Mason") is a parent holding company. The following investment advisory subsidiaries of Legg Mason acquired the shares listed as beneficially owned by Legg Mason: Legg Mason Funds Management, Inc., Legg Mason Capital Management, Inc., Legg Mason Wood Walker, Inc., Perigee Investment Counsel, Inc., Batterymarch Financial Management, Inc. and Brandywine Asset Management, LLC. Legg Mason has shared power to vote or direct the vote and shared power to dispose or direct the disposition of 17,239,744 shares.

(4)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2002. Wellington Management Company, LLP ("WMC") is a registered investment company and a parent holding company or control person. Wellington Trust Company, NA, a bank and a wholly-owned subsidiary of WMC, acquired the shares listed as beneficially owned by WMC. WMC, in its capacity as investment advisor, may be deemed to beneficially own the shares, all of which are held of record by clients of WMC. These shares include shares owned of record by Vanguard Windsor Funds, Inc., a client of WMC, representing more than five percent of the outstanding Class A Common Stock. WMC has shared power to vote or direct the vote of 2,239,140 shares and shared power to dispose or to direct the disposition of 14,326,300 shares.

(5)
Based on a Schedule 13G filed with the SEC on February 12, 2002 by AXA Financial, Inc. ("AXA Financial") on behalf of (a) itself; (b) AXA, which is organized under French law and owns AXA Financial; and (c) AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle (collectively, as a group, the "Mutuelles AXA"), each of which is organized under French law and which, as a group, control AXA. Each of AXA Financial, AXA and the Mutuelles AXA is a parent holding company. The 11,270,514 shares beneficially owned consist of (i) 104,300 shares beneficially owned by AXA Konzern AG (Germany) ("AXA Konzern") and 627,160 shares beneficially owned by AXA Rosenberg Investment Management LLC ("AXA Rosenberg"), with respect to each of which holdings AXA is a parent holding company, and (ii) 10,539,054 shares beneficially owned by Alliance Capital Management L.P. ("Alliance Capital"), a registered investment adviser and subsidiary of AXA Financial. AXA Konzern is deemed to have sole power to vote or direct the vote and to dispose or direct the disposition of 104,300 shares; AXA Rosenberg is deemed to have sole power to vote or to direct the vote of 397,860 shares and shared power to dispose or direct the disposition of 627,160 shares; and Alliance Capital is deemed to have sole power to vote or direct the vote of 6,124,911 shares, shared power to vote or direct the vote of 953,431 shares and sole power to dispose or direct the disposition of 10,539,054 shares.

(6)
Based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2002. Vanguard Windsor Funds—Windsor Fund ("Vanguard Windsor") is a registered investment company. Vanguard Windsor has sole power to vote or direct the vote and shared power to dispose or direct the disposition of 10,798,560 shares.

Security Ownership of Management

        The following table sets forth the number of shares of Class A Common Stock beneficially owned by each of the current directors of the Company, by each Named Executive Officer of the Company in 2001 and by all current directors and executive officers as a group as of the Record Date, and the percentage that these shares bear to the total number of shares of Class A Common Stock outstanding as of such date:

Name of Individual or Number of Persons in Group	Amount of Shares Beneficially Owned(1)		Percent of Class
J. Thomas Bouchard	64,332	(2)	*
George Deukmejian	47,366	(3)	*
Thomas T. Farley	85,166	(4)	*
Gale S. Fitzgerald	3,127	(5)	*
Patrick Foley	69,133	(6)	*
Roger F. Greaves	72,276	(7)	*
Richard W. Hanselman	74,861	(8)	*
Richard J. Stegemeier	64,166	(9)	*
Raymond S. Troubh	104,119	(10)	*
Bruce G. Willison	10,473	(11)	*
Jay M. Gellert	941,667	(12)	*
Steven P. Erwin	238,333	(13)	*
Cora Tellez	304,860	(14)	*
Gary S. Velasquez	270,952	(15)	*
B. Curtis Westen	281,851	(16)	*
All current executive officers and directors as a group (19 persons)	2,611,004	(17)	2.1%

*
The amount shown is less than 1% of the outstanding shares.

(1)
The information contained in this table is based upon information furnished to the Company by the persons named above or obtained from records of the Company. Unless otherwise indicated, beneficial ownership consists of sole power to vote or direct the vote and sole power to dispose or direct the disposition of the shares listed, subject to community property laws where applicable.

(2)
Includes 54,989 shares with respect to which Mr. Bouchard has the right to acquire beneficial ownership by virtue of outstanding vested options and 8,333 shares with respect to which Mr. Bouchard has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 25, 2002.

(3)
Includes 38,333 shares with respect to which Mr. Deukmejian has the right to acquire beneficial ownership by virtue of outstanding vested options and 8,333 shares with respect to which Mr. Deukmejian has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 25, 2002. Such amount also includes 700 shares held in the C. George Deukmejian Defined Benefit Pension Plan, of which Mr. Deukmejian is a trustee.

(4)
Includes 48,333 shares with respect to which Mr. Farley has the right to acquire beneficial ownership by virtue of outstanding vested options and 8,333 shares with respect to which Mr. Farley has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 25, 2002. Such amount also includes 10,000 shares held by the Farley Family Trust of which Mr. Farley is a beneficiary and 10,500 shares held under an individual retirement account of which Mr. Farley is a beneficiary.

(5)
Includes 2,500 shares with respect to which Ms. Fitzgerald has the right to acquire beneficial ownership by virtue of outstanding vested options and 427 shares with respect to which

  Ms. Fitzgerald has the right to acquire beneficial ownership by virtue of options that vest within 60 days of March 25, 2002.

(6)
Includes 60,800 shares with respect to which Mr. Foley has the right to acquire beneficial ownership by virtue of outstanding vested options and 8,333 shares with respect to which Mr. Foley has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 25, 2002.

(7)
Includes 38,300 shares with respect to which Mr. Greaves has the right to acquire beneficial ownership by virtue of outstanding vested options and 8,333 shares with respect to which Mr. Greaves has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 25, 2002.

(8)
Includes 63,528 shares with respect to which Mr. Hanselman has the right to acquire beneficial ownership by virtue of outstanding vested options and 8,333 shares with respect to which Mr. Hanselman has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 25, 2002.

(9)
Includes 55,833 shares with respect to which Mr. Stegemeier has the right to acquire beneficial ownership by virtue of outstanding vested options and 8,333 shares with respect to which Mr. Stegemeier has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 25, 2002.

(10)
Includes 58,561 shares with respect to which Mr. Troubh has the right to acquire beneficial ownership by virtue of outstanding vested options and 8,333 shares with respect to which Mr. Troubh has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 25, 2002.

(11)
Includes 7,000 shares held in the B&G Willison Living Trust of which Mr. Willison is a beneficiary, 2,500 shares with respect to which Mr. Willison has the right to acquire beneficial ownership by virtue of outstanding vested options and 973 shares with respect to which Mr. Willison has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 25, 2002.

(12)
Includes 916,667 shares with respect to which Mr. Gellert has the right to acquire beneficial ownership by virtue of outstanding vested options.

(13)
Includes 228,333 shares with respect to which Mr. Erwin has the right to acquire beneficial ownership by virtue of outstanding vested options.

(14)
Includes 300,000 shares with respect to which Ms. Tellez has the right to acquire beneficial ownership by virtue of outstanding vested options.

(15)
Includes 269,933 shares with respect to which Mr. Velasquez has the right to acquire beneficial ownership by virtue of outstanding vested options.

(16)
Includes 275,333 shares with respect to which Mr. Westen has the right to acquire beneficial ownership by virtue of outstanding vested options.

(17)
Includes an aggregate of 2,401,899 shares with respect to which all current executive officers and directors as a group have the right to acquire beneficial ownership by virtue of outstanding vested options, and an aggregate of 68,064 shares with respect to which all current executive officers and directors as a group have the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 25, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under the Securities Exchange Act of 1934, as amended, the Company's directors, certain executive and other officers, and any person holding more than ten percent of the Company's Class A Common Stock are required to report their ownership and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and any exchange or quotation system on which the Class A Common Stock is listed or quoted. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure by directors, officers and ten percent holders to file such reports on a timely basis. Based solely on a review of the copies of reports furnished to the Company as filed with the SEC, the Company believes that its executive officers and directors have complied with the filing requirements applicable to them for the year ended December 31, 2001.

REPORT OF THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS OF HEALTH NET, INC.

        The Audit Committee of the Board of Directors of Health Net, Inc. is responsible for monitoring the integrity of the Company's consolidated financial statements, its system of internal controls and the independence and performance of its internal and independent auditors. The Audit Committee also recommends to the Board of Directors the selection of the Company's independent auditors. The Audit Committee is composed of four non-employee directors and operates under a written charter adopted by the Board of Directors. Each Audit Committee member is independent (as defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards). A copy of the Audit Committee charter is attached as Annex A to this proxy statement.

        Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. However, the Audit Committee members are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. The Audit Committee relies on the accuracy and completeness of the information provided to it and on the representations made by management and the independent auditors.

        In this context, the Audit Committee held nine meetings during the year 2001. The Audit Committee reviewed and discussed with management and the independent auditors the audited consolidated financial statements of the Company for the year ended December 31, 2001. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors their independence from the Company and its management. The Audit Committee also considered whether the provision of non-audit services by the auditors was compatible with maintaining the auditors' independence. The Audit Committee reviewed, among other things, the amount of fees paid to the independent auditors for audit and non-audit services.

        Based on its review and the foregoing meetings, discussions and reports, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company for the year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors, and the Board of Directors has approved, subject to stockholder ratification, the selection of the Company's independent auditors.

                      Richard J. Stegemeier, Chairman
                      George Deukmejian
                      Thomas T. Farley
                      Bruce G. Willison
                      Dated: March 13, 2002

Principal Accounting Firm Fees

        Aggregate fees (including expenses) billed to the Company for the fiscal year ended December 31, 2001 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively "Deloitte & Touche") which includes Deloitte Consulting (amounts in thousands):

Audit fees (a)	$3,380

Financial information systems design and implementation fees (d)	$—

All other fees (d)
Audit related fees (b)	$1,322
Fees for assistance with operational and technology initiatives (c)	3,906
Fees for assistance with HIPAA compliance (c)	930
Tax and other non-audit related fees	307

Total all other fees	$6,465

(a)
Includes fees for the annual audit of the consolidated financial statements, quarterly reviews and stand-alone audits of regulated subsidiaries.

(b)
Includes fees for comfort letters and consents related to SEC registration statements, actuarial certifications for regulatory filings, audits of employee benefit plans and consultations on accounting standards or transactions.

(c)
Represent services provided by Deloitte Consulting totaling $4,836 of "Total all other fees." Deloitte & Touche has recently announced its intent to separate Deloitte Consulting from the firm.

(d)
The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

PROPOSAL 2—RATIFICATION OF SELECTION OF
INDEPENDENT PUBLIC ACCOUNTANTS

        Upon recommendation of the Audit Committee, the Board of Directors of the Company has selected Deloitte & Touche LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2002. Deloitte & Touche LLP has served in this capacity since June 3, 1994. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions of stockholders and to make a statement if they desire.

        The affirmative vote of a majority of the votes cast on this proposal will constitute ratification of the selection of Deloitte & Touche LLP as the Company's independent public accountants. Abstentions will not be counted as votes cast and will have no effect on the vote to ratify the selection of Deloitte & Touche LLP.

        The Board of Directors is submitting the ratification of the selection of Deloitte & Touche LLP to stockholders as a matter of good corporate practice, although it is not required to do so. Should the stockholders fail to provide such ratification, the Board of Directors will reconsider its approval of Deloitte & Touche LLP as the Company's independent public accountants for the year ending December 31, 2002. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the fiscal year if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote FOR Proposal 2
to ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants.

PROPOSAL 3—APPROVAL OF THE HEALTH NET, INC.
2002 STOCK OPTION PLAN

General

        The Board of Directors is proposing for stockholder approval the Health Net, Inc. 2002 Stock Option Plan (the "2002 Plan"). The purposes of the 2002 Plan are (i) to align the interests of the Company's stockholders and recipients of awards under the 2002 Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining key salaried employees and (iii) to motivate such employees to act in the long-term best interests of the Company's stockholders. Under the 2002 Plan, the Company may grant non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights ("SARs"), restricted stock and bonus stock. All approximately 9,800 employees of the Company and its subsidiaries (including the eight current executive officers of the Company identified elsewhere in this Proxy Statement) will be eligible to participate in the 2002 Plan. Because executive officers (who may also be members of the Board of Directors) of the Company are eligible to participate in the 2002 Plan, the member of the Board of Directors who is an executive officer and each other executive officer of the Company has an interest in approval of the 2002 Plan. Reference is made to Annex B to this Proxy Statement for the complete text of the 2002 Plan which is summarized below.

Description of the 2002 Plan

        Administration.    The 2002 Plan will be administered by the Compensation Committee, which consists of not less than two directors who are "outside directors" within the meaning of Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and four most highly compensated executive officers other than the chief executive officer. However, qualified performance-based compensation is not subject to the $1 million deduction limit. Qualified performance-based compensation is compensation that satisfies the following requirements: (i) the compensation is payable after the attainment of performance goals determined by a committee consisting solely of two or more "outside directors," (ii) the material terms under which the compensation is to be paid, including the performance goals, are approved by a majority of the corporation's stockholders and (iii) payment is not made before the committee certifies that the applicable performance goals were satisfied. The Compensation Committee will consist solely of "outside directors" as defined for purposes of Section 162(m) of the Code. As a result, and based on regulations issued by the United States Department of the Treasury, certain compensation under the 2002 Plan, such as that payable with respect to options and SARs, is not expected to be subject to the $1 million deduction limit under Section 162(m) of the Code, but other compensation payable under the 2002 Plan, such as restricted stock and bonus stock awards, would be subject to such limit.

        Subject to the express provisions of the 2002 Plan, the Compensation Committee will have the authority to select eligible key salaried employees who will receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by a written agreement containing such provisions not inconsistent with the 2002 Plan as the Compensation Committee shall approve. The Compensation Committee will also have authority to prescribe rules and regulations for administering the 2002 Plan and to decide questions of interpretation or application of any provision of the 2002 Plan. Except with respect to grants to executive officers of the Company and persons whose compensation is likely to be subject to the $1 million deduction limit under Section 162(m) of the Code, the Compensation Committee may delegate some or all of its power and authority to administer the 2002 Plan to executive officers of the Company. No determination has been made by the Compensation Committee regarding the grant of awards under the 2002 Plan.

        Available Shares.    Under the 2002 Plan, five million (5,000,000) shares of Class A Common Stock are available for awards. Under the 2002 Plan, the total number of shares of Class A Common Stock available for all restricted stock and bonus stock awards is 350,000 shares. As of March 25, 2002, the closing sales price of the Class A Common Stock on the New York Stock Exchange was $25.86 per share. The number of shares available for awards under the 2002 Plan is subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event and will be reduced by the sum of the aggregate number of shares of Class A Common Stock (i) that are issued upon the grant of a restricted stock or bonus stock award and (ii) which become subject to outstanding options and SARs. To the extent that shares of Class A Common Stock subject to an outstanding option (except to the extent shares of Class A Common Stock are issued or delivered by the Company in connection with the exercise of an SAR) or stock award are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Class A Common Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Class A Common Stock shall again be available under the 2002 Plan. The maximum number of shares of Class A Common Stock with respect to which options, SARs and restricted stock or bonus stock awards may be granted during the term of the 2002 Plan to any person is 3,000,000 shares, subject to adjustment as described above.

        Change of Control.    In the event of a "Change of Control," all outstanding options and SARs will be exercisable in full and all restricted stock awards will vest. A "Change of Control" means (i) the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company (unless, among other conditions, the Company's stockholders receive the same proportionate interest of the stock of the surviving company), (ii) the liquidation or dissolution of the Company, (iii) certain acquisitions of 20% or more of the Class A Common Stock, (iv) a change during any two-year period in a majority of the Board of Directors or (v) certain other transactions as determined by the Board of Directors.

        Effective Date, Termination and Amendment.    If approved by stockholders at the Annual Meeting, the 2002 Plan will become effective as of the date of such approval, and will terminate ten years thereafter or such earlier time as there are no shares available for awards under the 2002 Plan, unless terminated earlier by the Board of Directors. The Board of Directors may amend the 2002 Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation and provided that no amendment may be made without stockholder approval if such amendment would, among other things, (i) increase the maximum number of shares of Class A Common Stock available under the 2002 Plan, (ii) effect any change inconsistent with Section 422 of the Code or (iii) extend the term of the 2002 Plan.

        Stock Options—General.    The Compensation Committee will determine the conditions to the exercisability of an option. Upon exercise of an option, including an incentive stock option, the purchase price may be paid in cash, by delivery of previously acquired shares of Class A Common Stock, by certification of ownership of previously acquired shares of Class A Common Stock or by delivery of an irrevocable notice of exercise to a broker acceptable to the Company.

        Non-Qualified Stock Options and Stock Appreciation Rights.    The period for the exercise of a non-qualified stock option or SAR, including the period during which a non-qualified stock option or SAR is exercisable following termination of employment, will be determined by the Compensation Committee. The exercise price of a non-qualified stock option will not be less than the fair market value of the Class A Common Stock on the date of grant of such option, and the base price of an SAR will be the exercise price of the related option. The exercise of an SAR entitles the holder thereof to receive (subject to withholding taxes) shares of Class A Common Stock, cash or a combination thereof with a value equal to the difference between the fair market value of the Class A Common Stock on the exercise date and the base price of the SAR.

        Incentive Stock Options.    No incentive stock option will be exercisable more than ten years after its date of grant, unless the recipient of the incentive stock option owns greater than ten percent of the voting power of all shares of capital stock of the Company (a "ten percent holder"), in which case the option will be exercisable for no more than five years after its date of grant. The exercise price of an incentive stock option will not be less than the fair market value of the Class A Common Stock on the date of grant of such option, unless the recipient of the incentive stock option is ten percent holder, in which case the option exercise price will be at least 110% of the fair market value of the Class A Common Stock on the date of grant of such option.

        In the event of the termination of an optionee's employment by reason of death or permanent and total disability (as defined in Section 22(e)(3) of the Code), incentive stock options will be exercisable to the extent exercisable on the date of termination for a period of one year after such termination (or such shorter period as specified by the Compensation Committee in the option agreement), but in no event after the expiration of the incentive stock option. In the event of the termination of an optionee's employment for any other reason, incentive stock options will be exercisable to the extent exercisable on the date of termination for a period of three months after such termination, but in no event after the expiration of the incentive stock option. If the holder of an incentive stock option dies during the applicable exercise period following termination of employment each incentive stock option will be exercisable only to the extent such option was exercisable on the date of the holder's death, and may thereafter be exercised for a period of one year (or such shorter period as specified by the Compensation Committee in the option agreement), but in no event after expiration of the incentive stock option.

        Bonus Stock and Restricted Stock Awards.    The 2002 Plan provides for the grant of (i) bonus stock awards, which are vested upon grant, and (ii) stock awards which may be subject to a restriction period ("restricted stock"). Shares of restricted stock will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period. In the event of termination of employment for any reason, the portion of restricted stock award which is then subject to forfeiture will be forfeited and canceled by the Company. Unless otherwise determined by the Compensation Committee, the holder of a restricted stock award will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock. In connection with a restricted stock award, the Compensation Committee may authorize the payment of a cash award to the holder of the restricted stock at any time after the restricted stock becomes vested. The cash award with respect to a share of restricted stock cannot exceed the average fair market value of a share of Class A Common Stock during the sixty consecutive trading days ending on the valuation date specified in the restricted stock agreement.

Federal Income Tax Consequences

        The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2002 Plan.

        A participant will not recognize any income upon the grant of an option. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

        The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2002 Plan.

        Stock Options.    A participant will not recognize any income upon the grant of an option. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair market value, on the date of exercise of the non-qualified stock option, of the shares purchased over their exercise price, and the Company generally will be entitled to a corresponding deduction. A participant will not recognize compensation taxable as ordinary income upon exercise of an incentive stock option, and the Company will not be allowed any deduction with respect to the incentive stock option at that time. However, the excess, if any, of the fair market value, on the date of exercise, of the shares acquired upon the exercise over the exercise price will be included in alternative minimum taxable income and may be subject to the alternative minimum tax. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred to the participant, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then the participant will recognize ordinary income, and the Company generally will be entitled to a corresponding deduction, in an amount equal to the amount, if any, realized in excess of the purchase price for the shares, but only considering the amount realized to the extent it does not exceed the fair market value of the shares on the date of exercise. Any amount realized upon disposition in excess of the fair market value of the shares on the date of exercise will be treated as long-term capital gain if the shares have been held for more than 12 months or as short-term capital gain if the shares have been held for a shorter period. If the amount realized upon disposition is less than the purchase price for the shares, the excess of the purchase price over the amount realized will be treated as long-term or short-term capital loss, depending on the holding period of the shares. The Company will not be entitled to any deduction with respect to the amount recognized by the participant as capital gain.

        SARs.    A participant will not recognize any income upon the grant of an SAR. Upon exercise, the participant recognizes compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company upon such exercise. This amount generally is deductible by the Company as a compensation expense.

        Restricted Stock.    A participant receiving restricted stock will not recognize any income at the time of the grant, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time the restricted stock is granted. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time the restrictions on the restricted stock lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant generally is deductible by the Company as a compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to tax withholding), rather than dividend income, in an amount equal to the dividends paid, and the Company generally will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

        Bonus Stock.    A participant receiving bonus stock will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time the bonus stock is awarded in an amount equal to the then fair market value of such stock. This amount generally is deductible by the Company as a compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

        The foregoing description of the possible federal income tax consequences of the 2002 Plan is not complete. Some of the provisions contained in the Code have only been summarized, and additional provisions may be contained in regulations that may be issued in the future by the U.S. Treasury Department.

        The summary also does not address the state or local tax aspects of participation in the 2002 Plan. A participant should consult his or her own tax advisor with respect to the specific federal, state, local and other tax consequences of participation in the 2002 Plan.

Additional Information

        The Board of Directors has adopted an amendment to the Health Net, Inc. Amended and Restated 1997 Stock Option Plan and to the Health Net, Inc. Amended and Restated 1998 Stock Option Plan (collectively, the "Existing Plans") subject to stockholder approval of the 2002 Plan. These amendments to the Existing Plans provide that the total number of shares of Class A Common Stock available for all restricted stock and bonus stock awards under each such plan shall be limited to 500,000 shares, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event. These amendments to the Existing Plans will become effective upon stockholder approval of the 2002 Plan.

Vote Required

        The affirmative vote of a majority of the votes cast on this proposal will constitute approval of the Health Net, Inc. 2002 Stock Option Plan, provided that, in accordance with New York Stock Exchange rules relating to the listing of shares issuable under the 2002 Plan, the total vote cast on the proposal represents over 50% in interest of all of the outstanding shares of Class A Common Stock entitled to vote on the proposal. For purposes of the vote on the 2002 Plan, an abstention will have the effect of a vote against the proposal, unless holders of more than 50% in interest of all of the outstanding shares of Class A Common Stock entitled to vote on the proposal cast votes, in which event an abstention will have no effect on the result of the vote.

The Board of Directors recommends a vote FOR Proposal 3
to approve the Health Net, Inc. 2002 Stock Option Plan.

REQUIREMENTS AND PROCEDURES FOR SUBMISSION OF NOMINATIONS OF DIRECTORS BY STOCKHOLDERS AND STOCKHOLDER PROPOSALS

        Nominations for the Board of Directors.    The Company expects to hold its 2003 Annual Meeting of Stockholders in May of 2003, although the Company retains the right to change this date, as it may determine. The Company's by-laws provide that written notice of proposed stockholder nominations for the election of directors at the 2003 Annual Meeting of Stockholders must be received by the Secretary of the Company not less than 60 calendar days nor more than 90 calendar days prior to the meeting; provided that, in the event that less than 40 calendar days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice of the proposed nomination must be received not later than the close of business on the tenth calendar day following the day on which the notice of the date of the meeting was mailed or public disclosure was made. Notice to the Company from a stockholder who proposes to nominate a person for election as a director must satisfy the requirements of the Company's by-laws. Stockholders wishing to nominate persons should contact the Company's Secretary at 21650 Oxnard Street, Woodland Hills, California 91367.

        Proposals.    Any stockholder that wishes to submit a proposal for consideration at the Company's 2003 Annual Meeting should address such proposal to the Company's Secretary at 21560 Oxnard Street, Woodland Hills, California 91367. In order to be included in proxy materials for the Company's 2003 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, a stockholder proposal must be received by the Company by November 30, 2002. In order for a stockholder proposal made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposal must be received by the Company by February 15, 2003.

        Upon written request by any stockholder, the Company will provide without charge a copy of the Company's Annual Report on Form 10-K for the Company's most recent fiscal year, including the financial statements and the financial statement schedules required to be filed with the SEC. Such written requests should be directed to David W. Olson, Senior Vice President of Investor Relations, Health Net, Inc., 21650 Oxnard Street, Woodland Hills, California 91367.

OTHER MATTERS

        The Board of Directors knows of no other business that will be presented for consideration at the 2002 Annual Meeting of Stockholders. If other matters are properly brought before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                      By Order of the Board of Directors,

                      B. Curtis Westen, Esq.
                       Senior Vice President, General Counsel and Secretary

ANNEX A

CHARTER FOR THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS OF HEALTH NET, INC.

        The Board of Directors (the "Board") of Health Net, Inc. ("Health Net") has previously established an Audit Committee of its members (the "Committee"), and the purpose of this Charter is to provide further clarification to the duties of the Committee as set forth in the By-Laws of Health Net:

Membership and Meetings

        The Committee shall consist of three or more members, all of whom shall be appointed by the Board, financially literate, as determined by the Board, and independent of Health Net management and its independent auditors, in accordance with the standards that may be applicable to the Committee from time to time, including, but not limited to, the standards set forth in the New York Stock Exchange Listed Company Manual. At least one member shall have accounting or related financial management expertise, as determined by the Board of Directors. Each member shall be appointed to a one-year term, and may be re-appointed annually thereafter as deemed appropriate by the Board, so long as such member continues to meet the membership requirements. One member shall be designated as the Chairperson of the Committee by the Board.

        The Committee shall meet as often as deemed necessary to fulfill its responsibilities. The presence of a majority of the existing members of the Committee at each meeting shall constitute a quorum. A majority of members, but not less than two, present and voting shall approve issues requiring a vote. Telephonic attendance by any member at a meeting is specifically authorized, provided that appropriate equipment is used in order that each member of the Committee can hear one another. Additionally, as necessary, the Committee may request that members of Health Net management, the Health Net corporate internal auditor and representatives of the independent auditor be present at Committee meetings. Minutes of each Committee meeting are to be prepared and approved by the Committee members and a report thereof provided to the Board.

Authority and Responsibility

        The Committee is to facilitate communication between the Board, the independent auditor, the Health Net corporate internal auditor and Health Net management, as their duties relate to financial accounting, reporting and internal controls and compliance. The Committee is to assist the Board in fulfilling its responsibilities as to accounting policies and reporting practices of Health Net and the sufficiency of auditing matters and procedures relative thereto. The Committee is to be the Board's principal agent in assuring the independence of Health Net's independent auditor and reviewing the adequacy of management controls. The Committee shall review management controls relating to disclosures to the public. However, the opportunity for the independent auditor to meet with the entire Board and the Chief Executive Officer of Health Net, as needed, is not to be restricted. The Committee shall oversee and recommend to the Board the selection of the independent auditor.

Specific Duties

        The Committee shall have the following specific duties:

1.
Review with Health Net management, the independent auditor and the Health Net corporate internal auditor Health Net's policies and procedures related to the adequacy of internal controls over accounting, compliance with laws and regulations, financial reporting and operating integrity. This duty is to include a review of management's evaluation of the adequacy of the organization's

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  internal control structure and the extent to which major recommendations made by both the independent and corporate internal auditors have been implemented.

2.
Have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by Health Net in preparing its financial statements. The Committee is to make, or cause to be made, all necessary inquiries of management, the corporate internal auditor and independent auditor concerning established standards of conduct and performance, and deviations therefrom. The Committee's inquiries in this respect of management (other than the CEO) shall be made through the CEO, and inquiries of the CEO shall be made by the Board of Directors. This duty is to include monitoring compliance with Health Net's Code of Business Conduct, including compliance by senior management and the Board through reports on final actions taken under the Code and general reports on types and categories of pending matters under the Code.

3.
Recommend to the Health Net Board the initial selection and annual retention or replacement of the independent auditor. This duty is to include an assessment of the independent auditor's independence from Health Net along with a review of Health Net management's evaluation of the independence.

4.
Review, prior to the annual financial statement audit, the scope and general extent of the independent auditor's planned examination, including its engagement letter. The independent auditor's fees are to be arranged with management subject to approval by the Committee. The Committee's review should entail an understanding from the independent auditor of the factors considered by the auditor in determining the audit scope, including:

•
Specific risk characteristics of Health Net.

•
External reporting requirements.

•
Materiality of the various segments of Health Net's combined activities.

•
Quality of internal accounting, administrative and compliance controls.

•
Extent of the corporate internal auditor's involvement in the audit examination.

•
Other areas to be covered during the audit engagement.

5.
Review with Health Net management the extent of nonaudit services planned to be provided by the independent auditor and consider whether such services could have an effect on the independence of the auditor.

6.
Review with Health Net management and the independent auditor instances where management has obtained "second opinions" on the independent audit or on accounting and financial reporting policies from other certified public accountants or other financial accounting advisors that must be reported under applicable disclosure rules.

7.
Review with Health Net management and the independent auditor quarterly earnings and financial statements for each quarter prior to public release.

8.
Review with Health Net management and the independent auditor, upon completion of its audit, financial statements for the year prior to their release to the public. The review is to encompass:

•
Health Net's comprehensive annual financial report, including the financial statements and supplemental disclosures required by generally accepted accounting principles ("GAAP"). The Committee should seek to determine that Health Net's financial statements constitute a full and meaningful report to its shareholders and creditors.

•
Significant transactions not a normal part of Health Net's operations.

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  •
  Selection of and changes, if any, during the year in Health Net's accounting principles or their application, including a discussion of recent FASB or other regulatory agency pronouncements that could have a material impact on the organization.

  •
  Significant adjustments proposed or passed on by the independent auditor.

  •
  The process used by management in formulating particularly sensitive accounting estimates and the independent auditor's conclusions regarding reasonableness of those estimates.

  •
  Any disagreements between the independent auditor and management about matters that could be significant to Health Net's financial statements or the auditor's report.

  •
  Significant issues concerning litigation, contingencies, claims or assessments and all material accounting issues that require disclosure in the financial statements.

  •
  Any difficulties encountered during the conduct of the financial statement audit.

  •
  The adequacy of Health Net's internal control structure.

9.
Review with Health Net management the "Management's Discussion and Analysis" section of the Annual Report on Form 10-K.

10.
Prepare a written report of the Audit Committee for inclusion in Health Net's proxy statement, in accordance with the requirements of the Securities Exchange Act of 1934, as amended, that may be applicable to such report from time to time, including stating whether the Audit Committee:

•
reviewed and discussed the audited financial statements with management.

•
discussed with the independent auditor those matters required by SAS 61, Communication with Audit Committees.

•
received from the independent auditor written disclosures of its relationships with Health Net and discussed with the independent auditor its independence.

•
recommends to the Board of Directors that the audited financial statements be included in Health Net's Annual Report on Form 10-K.

11.
Evaluate the cooperation received by the independent auditor during its audit, including its access to all requested records, data and information. Also, elicit the comments of Health Net management regarding the responsiveness of the independent auditor to Health Net's needs. Inquire of the independent auditor whether there have been any disagreements with management that, if not satisfactorily resolved, would have caused them to issue a nonstandard report on Health Net's financial statements.

12.
Discuss with the independent auditor the quality of Health Net's financial and accounting personnel and any recommendations that the independent auditor may have. Topics to be considered during this discussion include improving internal financial controls, controls over accounting and financial compliance, the selection of accounting principles and management reporting systems.

13.
Review written responses of Health Net management to the "Management Letter" of the independent auditor, and review with management the status of implementation of prior period recommendations and corrective action plans.

14.
Review the controls that management has established to protect the integrity of the quarterly reporting process.

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15.
Review the services provided by the Health Net corporate internal auditing function, including:

•
Planned scope for the corporate internal audit program, its objectives and the staffing required to attain the objectives, as well as its annual operating budget and reporting relationship with Health Net management.

•
Results of prior period corporate internal audit activities.

•
Relationship between the corporate internal auditor and the independent auditor.

•
Review with management's actions with respect to appointment, promotion and/or termination of the Health Net Chief Auditor.

16.
As may be requested by the Board of Directors from time to time, review with management significant financial matters affecting Health Net, whether or not related to a review of the quarterly or annual financial statements. Reviews may include discussion of matters such as Health Net interim operating results versus planned results, management's plans regarding Health Net business combination strategies, regulatory audit results or Health Net capital financing alternatives, to name a few.

17.
At the request of the Finance Committee of the Board, act in coordination with the Finance Committee with respect to the Finance Committee's review of the Corporation's financial structure and operations in light of the Corporation's long-term objectives.

18.
Review the audit results of governmental and regulatory agencies (e.g., IRS, DMHC and DOI) and external auditors engaged for specific purposes.

19.
Review the adequacy of management controls over expense reimbursement of the CEO and COO.

20.
Recommend to the Board of Directors investigations into any matter as deemed necessary by the Board to discharge the Committee's duties and responsibilities.

21.
Provide a report of Committee activities to the Board at regular intervals.

22.
Review and monitor compliance with governmental laws, regulations and undertakings.

23.
Review the Committee charter annually and recommend modifications, as needed, to the Board.

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ANNEX B

HEALTH NET, INC.
2002 STOCK OPTION PLAN

I. INTRODUCTION

        The purposes of the Health Net, Inc. 2002 Stock Option Plan (the "Plan") are (i) to align the interests of the stockholders of Health Net, Inc., a Delaware corporation (the "Company"), and the recipients of awards under the Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining key salaried employees of the Company and its subsidiaries and (iii) to motivate such employees to act in the long-term best interests of the Company's stockholders.

II. DEFINITIONS

        For purposes of the Plan, the following capitalized terms shall have the meanings set forth in this Article.

        "Agreement" shall mean the written instrument evidencing an award hereunder between the Company and the recipient of such award, the terms of which may be amended or modified as provided in Section 6.3.

        "Board" shall mean the Board of Directors of the Company.

        "Bonus Stock" shall mean shares of Common Stock which are not subject to a Restriction Period.

        "Bonus Stock Award" shall mean an award of Bonus Stock.

        "Cash Award" shall have the meaning set forth in Section 5.2(e).

        "Cause" shall have the meaning set forth in Section 6.9(b).

        "Change in Control" shall have the meaning set forth in Section 6.8(b).

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Committee" shall mean the Compensation and Stock Option Committee of the Board.

        "Common Stock" shall mean the Class A Common Stock, $.001 par value, of the Company.

        "Company" shall mean Health Net, Inc., a Delaware corporation, or any successor thereto.

        "Disability" shall mean the inability, as determined solely by the Committee, of the holder of an award to perform substantially such holder's duties and responsibilities for a continuous period of at least six months.

        "Eligible Employee" shall mean those individuals described in Section 3.1.

        "Employer" shall mean the Company and each Subsidiary.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" shall mean the closing price of a share of Common Stock as reported in The Wall Street Journal on the New York Stock Exchange Composite Transactions list for the date as of which such value is being determined or, if there shall be no reported transaction for such date or if such date is not a trading day, on the next immediately preceding date for which a transaction was reported or which was a trading day; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or

B1

method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

        "Incentive Stock Option" shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

        "Mature Shares" shall mean previously-acquired shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

        "Maturity Value" shall mean, unless the Committee shall determine otherwise, the average of the Fair Market Value of a share of Common Stock for a period of sixty consecutive trading days ending on the Valuation Date with respect to each Restricted Stock Award, or if the Valuation Date is not a trading day, the sixty consecutive trading days ending on the last trading day before the Valuation Date.

        "Merger" shall mean any merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving or resulting parent corporation immediately after the merger.

        "Nonqualified Stock Option" shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

        "Permanent and Total Disability" shall have the meaning set forth in Section 22(e)(3) of the Code or any successor thereto.

        "Restricted Stock" shall mean shares of Common Stock which are subject to a Restriction Period.

        "Restricted Stock Award" shall mean an award of Restricted Stock.

        "Restriction Period" shall mean any period designated by the Committee during which Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in the Plan or the Agreement relating to such award.

        "SAR" shall mean a stock appreciation right which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock, cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Stock Award" shall mean a Restricted Stock Award or a Bonus Stock Award.

        "Subsidiary" shall mean any corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of reference, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        "Tax Date" shall have the meaning set forth in Section 6.5.

        "Ten Percent Holder" shall have the meaning set forth in Section 4.2(a).

        "Valuation Date" with respect to any Restricted Stock Award shall mean the date designated in the Agreement with respect to each Restricted Stock Award pursuant to Section 5.2 (a).

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III. ELIGIBILITY AND ADMINISTRATION

        3.1    Eligibility.    Participants in the Plan shall consist of such key salaried employees and persons expected to become key salaried employees ("Eligible Employees") of an Employer as the Committee in its sole discretion may select from time to time. The Committee's selection of an employee to participate in the Plan at any time shall not require the Committee to select such employee to participate in the Plan at any other time.

        3.2    Administration.    (a)    In General.    The Plan shall be administered by the Committee. The Committee may grant to Eligible Employees any one or a combination of the following awards under the Plan: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options, (ii) SARs and (iii) Stock Awards in the form of Restricted Stock or Bonus Stock. The Committee shall, subject to the terms of the Plan, select Eligible Employees for participation in the Plan and determine the form, amount and timing of each award to such employees and, if applicable, the number of shares of Common Stock and the number of SARs subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full and (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse. The Committee shall, subject to the terms of the Plan, interpret the Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of the Plan, make any determinations necessary or desirable to effectuate the purposes of the Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations, determinations and conditions shall be final, binding and conclusive. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a majority of the Committee members is present or (ii) acts approved in writing by a majority of the members of the Committee without a meeting.

          (b)    Delegation.    To the extent permitted by applicable law, the Committee may delegate some or all of its power and authority hereunder to such executive officer or officers of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (i) the grant of an award to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding or (ii) the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer or other person.

          (c)    Indemnification.    No member of the Board of Directors or Committee, nor any executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board of Directors and the Committee and any such executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company's Certificate of Incorporation or By-laws, and under any directors' and officers' liability insurance of the Company that may be in effect from time to time.

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        3.3    Shares Available.    Subject to adjustment as provided in Section 6.7, 5,000,000 shares of Common Stock shall be available under the Plan. Such shares of Common Stock and shares of each other class of stock which become available under the Plan shall be reduced by the sum of the aggregate number of shares of such stock then subject to awards under the Plan. To the extent that shares of Common Stock subject to an outstanding option (except to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of an SAR) or Stock Award are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock shall again be available under the Plan. Subject to adjustment as provided in Section 6.7, the total number of shares of Common Stock available under this Plan for all Stock Awards shall not exceed 350,000 shares of Common Stock. Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

        To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, the maximum number of shares of Common Stock with respect to which options, SARs, Stock Awards, or a combination thereof may be granted during the term of the Plan to any employee shall be 3,000,000, subject to adjustment as provided in Section 6.7.

IV. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        4.1    Stock Options.    The Committee may, in its discretion, grant options to purchase shares of Common Stock to such Eligible Employees as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. Each Incentive Stock Option shall be granted within ten years of the effective date of the Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by an option holder during any calendar year (under the Plan or any other plan of the Company or any Subsidiary) exceeds $100,000 (or any other applicable dollar limitation established under the federal tax laws), such options shall constitute Nonqualified Stock Options.

        4.2    Terms of Stock Options.    Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

          (a)    Number of Shares and Purchase Price.    The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to an employee who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any Subsidiary) (a "Ten Percent Holder"), then the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required under the Code in order to constitute an Incentive Stock Option.

          (b)    Exercise Period and Exercisability.    The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish performance measures

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  which must be satisfied as a condition either to a grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or noncumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

          (c)    Method of Exercise.    An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case, except as otherwise set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any SARs which are canceled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company. If payment is to be made by delivery of Mature Shares, any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. The Company shall not be required to deliver certificates representing shares of Common Stock until the Company has confirmed the receipt of good and available funds in payment of the full purchase price therefor and any withholding taxes thereon, as described in Section 6.5.

        4.3    Stock Appreciation Rights.    The Committee may, in its discretion, grant SARs to such Eligible Employees as may be selected by the Committee. Any SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted.

        4.4    Terms of SARs.    SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

          (a)    Number of SARs and Base Price.    The number of SARs subject to an award shall be determined by the Committee. The base price of an SAR shall be the purchase price per share of Common Stock of the related option.

          (b)    Exercise Period and Exercisability.    The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised only with respect to whole shares of Common Stock. Prior to the exercise of an SAR for shares of Common Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

          (c)    Method of Exercise.    An SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are canceled by reason of the exercise of the SAR and (iii) by executing such documents as the Company may reasonably request.

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        4.5    Termination Of Employment.

          (a)    In General.    Subject to Sections 6.9 and 4.4(b) and paragraph (b) below in the case of an Incentive Stock Option, all of the terms relating to the exercise, cancellation or other disposition of an option or SAR in the event the holder of such option or SAR, is no longer employed by an Employer, whether by reason of Disability, retirement, death or other termination of employment, shall be determined by the Committee. Such determination shall be made at the time of the grant of such option or SAR, as the case may be, and shall be specified in the Agreement relating to such option or SAR.

          (b)    Incentive Stock Options.    Each Incentive Stock Option held by an optionee who ceases to be employed by any Employer by reason of Permanent and Total Disability or death shall be exercisable only to the extent that such option is exercisable on the date of such optionee's termination of employment. In the case of the optionee's Permanent and Total Disability, the option may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) for a period of one year (or such shorter period as the Committee may specify in the Agreement) after the effective date of such optionee's termination of employment by reason of Permanent and Total Disability or until the expiration of the term of such Incentive Stock Option, whichever period is shorter. In the case of the optionee's death, the option may thereafter be exercised by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee's estate or, if none, the person to whom the optionee's rights under such option shall pass by will or by the applicable laws of descent and distribution for a period of one year (or such other period as the Committee may specify in the Agreement) after the date of such optionee's death or until the expiration of the term of such Incentive Stock Option, whichever period is shorter.

        Each Incentive Stock option held by an optionee who ceases to be employed by any Employer for any reason other than Permanent and Total Disability or death shall be exercisable only to the extent such option is exercisable on the effective date of such optionee's termination of employment, and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) for a period of three months after the effective date of such optionee's termination of employment or until the expiration of the term of the Incentive Stock Option, whichever period is shorter.

        If an optionee dies during the exercise period specified in the Agreement evidencing the award of such option following the termination of the optionee's employment by reason of Permanent and Total Disability, or if the optionee dies during the three-month period following termination of employment for any reason other than death or Permanent and Total Disability, each Incentive Stock Option held by such optionee shall be exercisable only to the extent such option is exercisable on the date of the optionee's death and may thereafter be exercised by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee's estate or, if none, the person to whom the optionee's rights under such option shall pass by will or by the applicable laws of descent and distribution for a period of one year (or such shorter period as the Committee may specify in the Agreement) after the date of death or until the expiration of the term of such Incentive Stock Option, whichever period is shorter.

STOCK AWARDS

        5.1    Stock Awards.    The Committee may, in its discretion, grant Stock Awards to such Eligible Employees as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or Bonus Stock Award.

        5.2    Terms of Stock Awards.    Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

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          (a)    Number of Shares and Other Terms.    The Committee shall determine the number of shares of Common Stock subject to a Restricted Stock Award or Bonus Stock Award. In the case of a Restricted Stock Award, the Committee shall designate a Valuation Date and shall determine the price, if any, to be paid by the holder for each share of Restricted Stock subject to the Award.

          (b)    Vesting and Forfeiture.    The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, (i) for the vesting of the shares of Common Stock subject to such award if the holder of such award remains continuously in the employment of any one or more Employers through the specified Restriction Period and satisfies any other applicable conditions and (ii) for the forfeiture of all or a portion the shares of Common Stock subject to such award if the holder of such award does not remain continuously in the employment of any one or more Employers through the specified Restriction Period or does not satisfy any other applicable conditions. Bonus Stock Awards shall not be subject to any Restriction Periods.

          (c)    Share Certificates.    In the case of a Restricted Stock Award, during the Restriction Period, a certificate or certificates representing the award may be registered in the holder's name and may bear a legend, in addition to any legend which may be required pursuant to Section 6.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of the Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of any applicable conditions), or upon the grant of a Bonus Stock Award, in each case subject to the Company's right to require payment of any taxes in accordance with Section 6.5, either (i) a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award or (ii) a notation of noncertificated shares shall be made on the stock records of the Company.

          (d)    Rights With Respect To Restricted Stock Awards.    Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award and the Plan, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend or any other distribution as the Committee may in its sole discretion designate, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made. Any such distributions on deposit with the Company shall not be segregated in separate accounts and shall not bear interest. Any breach of any restrictions, terms or conditions applicable to a Restricted Stock Award by the holder of such award shall cause a forfeiture of Restricted Stock, any related distributions, and all rights under the Agreement.

          (e)    Cash Awards.    In connection with any Restricted Stock Award, the Committee may authorize (either at the time such award is made or subsequently) the payment of a cash amount (a "Cash Award") to the holder of such Restricted Stock at any time after such Restricted stock shall have become vested; provided, however, that the amount of the cash payment, if any, that a holder shall be entitled to receive shall not exceed 100 percent of the aggregate Maturity Value of the Restricted Stock Award. Such Cash Awards shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee and shall be in addition

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  to any other salary, incentive, bonus or other compensation payments which holders shall be otherwise entitled or eligible to receive from the Company.

        5.3    Termination of Employment.    Subject to Section 6.9, all of the terms relating to the termination of the Restriction Period or other conditions relating to a Restricted Stock Award, or any cancellation or forfeiture of such Restricted Stock Award in the event the holder of such Restricted Stock Award is no longer employed by an Employer, whether by reason of Disability, retirement, death or other termination of employment, shall be specified in the Agreement relating to such Restricted Stock Award.

VI. GENERAL

        6.1    Effective Date and Term of Plan.    The Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 2002 annual meeting of stockholders, shall become effective on the date of such meeting. The Plan shall terminate when shares of Common Stock are no longer available for the grant of awards, unless terminated earlier by the Board. Termination of the Plan shall not affect the terms or conditions of any award granted prior to termination.

        In the event that the Plan is not approved by the stockholders of the Company within twelve months of the date the Board adopts the Plan, subject to stockholder approval, the Plan and any awards granted hereunder shall be null and void.

        6.2    Amendments.    The Board may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under the Plan (subject to Section 6.7), (b) effect any change inconsistent with Section 422 of the Code or (c) extend the term of the Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

        6.3    Agreement.    Each award under the Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by a duly authorized representative of the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement. No award under the Plan shall be effective unless the Agreement evidencing such award is executed by the recipient and delivered to the Company. An Agreement may be modified or amended at any time by the Committee, provided that no modification or amendment may adversely affect the rights of the holder of the award evidenced by the Agreement without the holder's consent.

        6.4    Non-Transferability of Awards.    Unless otherwise specified in the Agreement relating to an award, no award (or rights thereunder) shall be transferable other than by will, the laws of descent and distribution, a qualified domestic relations order or pursuant to beneficiary designation or assignment procedures approved by the Company. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder's lifetime only by the holder or the holder's legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder and its related Agreement shall immediately become null and void.

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        6.5    Tax Withholding.    The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. The holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes arises in connection with the award (the "Tax Date"), or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (C) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C); in each case, except as otherwise set forth in the Agreement relating to the award, provided, however, that no shares of Common Stock shall be withheld or delivered in excess of the minimum statutory requirements with respect to such tax obligation unless such shares are Mature Shares. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

        6.6    Restrictions On Shares.    Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act and the rules and regulations thereunder.

        6.7    Adjustment.    In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under the Plan, the number and class of securities subject to each outstanding option and SAR and the purchase price per security, the maximum number of securities with respect to which Stock Awards or options or SARs, or a combination thereof, may be granted during any calendar year to any person, the terms of each outstanding SAR, the terms of each outstanding Restricted Stock Award, and the number and class of securities subject to each outstanding Stock Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under the Plan, such fractional security shall be disregarded, or (b) subject to an award under the Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on such vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

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        6.8    Acceleration of Awards.

        Notwithstanding any provision in the Plan, upon the occurrence of a Change in Control, as defined below, (i) all outstanding options and SARs shall immediately become exercisable in full and (ii) the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, except as otherwise provided in the applicable Agreement.

          (a)    Definition of Change in Control.    A "Change in Control" shall mean:

          (i)    Consummated Transaction.    Consummation of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or other property, other than a Merger, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (C) the liquidation or dissolution of the Company;

        (ii)    Control Purchase.    The purchase by any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by an Employer) of any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board and, after such purchase, such person shall be the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Section (d) of such Rule 13d-3 in the case of rights to acquire the Company's securities);

        (iii)    Board Change.    A change in the composition of the Board during any period of two consecutive years, such that individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or Other Transactions. The occurrence of such other transactions involving a significant issuance of voting stock or change in the composition of the Board that the Board determines to be a Change in Control for purposes of the Plan.

        (iv)    Other Transactions.    The occurrence of such other transactions involving a significant issuance of voting stock or change in the composition of the Board that the Board determines to be a Change in Control for purposes of the Plan.

        The Agreement evidencing options, SARs or Restricted Stock granted under the Plan may contain such provisions limiting the acceleration of the exercisability of options, SARs and the acceleration of the vesting of Restricted Stock as provided in this Section as the Committee deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto in effect at the time of such acceleration, will not apply to any stock, cash or other property received by the holder from the Company.

          (b)    Certain Business Combinations.    (i) With respect to any optionee who is subject to Section 16 of the Exchange Act, (A) notwithstanding the exercise periods set forth in any Agreement to which such optionee is a party, and (B) notwithstanding the expiration date of the term of such option, in the event the Company is involved in a business combination pursuant to which such optionee receives a substitute option to purchase securities of any entity, including an entity directly or indirectly acquiring the Company, then each such substitute option held by such

B10

  optionee shall be exercisable to the extent set forth in the Agreement evidencing such option until and including the later of (y) the expiration date of the term of the option or, in the event of such optionee's termination of employment, the last exercise date prescribed by the optionee's Agreement and (z) the date which is six months and one day after the consummation of such business combination; and

          (ii)  With respect to any holder of an SAR (other than an SAR which may be settled only for cash) who is subject to Section 16 of the Exchange Act, (A) notwithstanding the exercise periods set forth in any Agreement to which such holder is a party, and (B) notwithstanding the expiration date of the term of such SAR, in the event the Company is involved in a transaction pursuant to which such holder receives a substitute SAR relating to any entity, including an entity directly or indirectly acquiring the Company, then each such substitute SAR held by such holder shall be exercisable to the extent set forth in the Agreement evidencing such SAR until and including the later of (y) the date set forth in the optionee's Agreement or, the expiration date of the term of such SAR, as the case may be and (z) the date which is six months and one day after the consummation of such business combination.

        6.9    Termination of Employment.

          (a)    Acceleration of Exercisability or Vesting.    Notwithstanding any provisions to the contrary in an Agreement, if the employment of the holder of an option or Stock Award shall terminate for any reason (including, without limitation, the holder's death, Permanent and Total Disability, retirement (either pursuant to any retirement plan of the Company or any Subsidiary or, in the absence of any such plan, pursuant to the Committee's discretionary determination that such termination of employment shall be treated as retirement for purposes of the Plan), resignation or voluntary termination other than for Cause (as defined in subsection (b) hereof) as determined by the Committee in its sole discretion), the Committee may determine the following:

              (i)  Any Restriction Period applicable to any Restricted Stock Award shall be deemed to have expired upon the holder's termination of employment, and all Restricted Stock subject to such award shall become vested, and any Cash Award payable pursuant to the applicable Restricted Stock Award shall be adjusted in such manner as is provided in the Agreement; and

            (ii)  Any option shall become exercisable in full upon the holder's termination of employment.

          (b)    Termination By Company For Cause.    If the employment with an Employer of a holder of a Restricted Stock Award shall terminate for Cause during the Restriction Period, then all Restricted Stock and any Cash Awards shall be forfeited immediately on the effective date of such holder's termination of employment. If the employment with an Employer of a holder of an option shall terminate for Cause, all options and SARs held by such holder shall immediately terminate and be canceled on the effective date of such holder's termination of employment. For purposes of this Section 6.9, "Cause" shall have the meaning ascribed thereto in any employment agreement to which such holder is a party or, in the absence thereof, shall include, but not be limited to, insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his or her duties and responsibilities for any reason other than illness or incapacity; provided, however, that if such termination occurs within 12 months after a Consummated Transaction, Control Purchase or Board Change (as such events are described in Section 6.8(a)), Cause shall mean only a felony conviction for fraud, misappropriation or embezzlement.

          (c)    General.    For purposes of the Plan, a leave of absence, unless otherwise determined by the Committee prior to the commencement thereof, shall not be considered a termination of

B11

  employment. Awards made under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of an Employer.

        6.10    No Right of Participation or Employment.    No person shall have any right to participate in the Plan. Neither the Plan nor any award made hereunder shall confer upon any person any right to continued employment by any Employer or affect in any manner the right of an Employer to terminate the employment of any person at any time without liability hereunder.

        6.11    Rights As Stockholder.    Subject to Section 5.2(d), no person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

        6.12    Non-Exclusivity.    The Plan shall not be construed as creating any limitations on the Company or the Committee to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options and the awards of either shares of Common Stock or cash to any individual.

        6.13    Governing Law.    The Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

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CONTROL NUMBER 000000 0000000000 0 0000
Health Net, Inc.
[BAR CODE] MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext Holder Account Number C 1234567890 JNT [BAR CODE]
Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example	A B C	1 2 3	X	/ /	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET VOTING INSTRUCTIONS.
1. The Board of Directors recommends a vote FOR the listed nominees.
		For	Withhold		For	Withhold		For	Withhold
01 - J. Thomas Bouchard		/ /	/ /	05 - Patrick Foley	/ /	/ /	09 - Richard J. Stegemeier	/ /	/ /
02 - Gov. George Deukmejian		/ /	/ /	06 - Jay M. Gellert	/ /	/ /	10 - Bruce G. Willison	/ /	/ /
03 - Thomas T. Farley		/ /	/ /	07 - Roger F. Greaves	/ /	/ /
04 - Gale S. Fitzgerald		/ /	/ /	08 - Richard W. Hanselman	/ /	/ /
B	Issues
The Board of Directors recommends a vote FOR the following Proposals.
			For	Against	Abstain
	2.	To ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants.	/ /	/ /	/ /	If no direction is made, this Proxy will be voted FOR Proposal 1, Proposal 2 and Proposal 3 and in the direction of the Proxies as to any other matters that may properly come before the Annual Meeting.
	3.	To approve the Health Net, Inc. 2002 Stock Option Plan.	/ /	/ /	/ /
	4.	To authorize the Proxies to vote in their discretion upon such other matters as may properly come before the Annual Meeting.	/ /	/ /	/ /

C. Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on May 23, 2002 and the related Proxy Statement. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.

Please sign exactly as name appears hereon. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature 1	Signature 2	Date (dd/mm/yyyy)

/ /

Proxy—Health Net, Inc.

21650 OXNARD STREET, WOODLAND HILLS, CALIFORNIA 91367
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MANAGEMENT OF HEALTH NET, INC.

The undersigned does hereby appoint Jay M. Gellert and B. Curtis Westen as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class A Common Stock of Health Net, Inc. (the "Company") held of record by the undersigned on March 25, 2002 at the annual meeting of stockholders (the "Annual Meeting") to be held on May 23, 2002 or any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

BELOW ARE INSTRUCTIONS ON HOW TO VOTE YOUR SHARES FOR THE ELECTION OF DIRECTORS AND ALL OTHER PROPOSALS OVER THE INTERNET. PLEASE CONSIDER VOTING OVER THE INTERNET, WHICH IS EASY AND CONVENIENT—YOUR VOTE IS RECORDED AS IF YOU MAILED IN YOUR PROXY CARD.

THANK YOU FOR YOUR ATTENTION TO THESE MATTERS.

NOW YOU CAN VOTE YOUR SHARES VIA THE INTERNET!
QUICK  *  EASY  *  IMMEDIATE  *  AVAILABLE 24 HOURS A DAY  *  7 DAYS A WEEK

To vote via the Internet

  •
  Go to the following web site:
   www.computershare.com/us/proxy

  •
  Enter the information requested on your computer screen, including your six-digit Control Number located below.

  •
  Follow the simple instructions on the screen.

CONTROL NUMBER

If you vote using the Internet, DO NOT mail back the proxy card unless you wish to change your vote.
 Note: Internet voting is only available until 5:00 p.m. on Tuesday, May 21, 2002.
THANK YOU FOR VOTING!

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
INTRODUCTION
PROPOSAL 1—ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
ACTIVITIES OF THE BOARD OF DIRECTORS AND ITS COMMITTEES
REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION FOR FISCAL YEAR 2001
Stock Performance Graph
COMPARISON OF CUMULATIVE TOTAL RETURN AMONG HEALTH NET, INC., S&P 500 INDEX AND PEER GROUP INDEX FROM DECEMBER 31, 1996 TO DECEMBER 31, 2001
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
DIRECTORS' COMPENSATION FOR 2001
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF HEALTH NET, INC.
PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL 3—APPROVAL OF THE HEALTH NET, INC. 2002 STOCK OPTION PLAN
REQUIREMENTS AND PROCEDURES FOR SUBMISSION OF NOMINATIONS OF DIRECTORS BY STOCKHOLDERS AND STOCKHOLDER PROPOSALS
OTHER MATTERS
ANNEX A
ANNEX B